EXHIBIT 10.2

EXECUTION VERSION

AMENDMENT NO. 2 TO TERM LOAN CREDIT AGREEMENT
AMENDMENT NO. 2 TO TERM LOAN CREDIT AGREEMENT, dated as of June 7, 2023 (this “Amendment”) by Wells Fargo Bank, National Association, as administrative agent under the Existing Term Loan Credit Agreement (as defined below) (in such capacity and including any successors in such capacity, the “Administrative Agent”).
W I T N E S S E T H :
WHEREAS, reference is hereby made to the Term Loan Credit Agreement, dated as of May 14, 2021 (as amended by Amendment No. 1 to Term Loan Credit Agreement, dated as of March 27, 2023 and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Term Loan Credit Agreement” and as further amended by this Amendment, the “Amended Term Loan Credit Agreement”), among Micron Technology, Inc. (the “Borrower”), the Administrative Agent, the other agents party thereto and each of the financial institutions from time to time party thereto;
WHEREAS, certain loans or other extensions of credit under the Existing Term Loan Credit Agreement bear or are permitted to bear interest, or incur or are permitted to incur fees, commissions or other amounts, based on the London Interbank Offered Rate as administered by the ICE Benchmark Administration (“LIBOR”) in accordance with the terms of the Existing Term Loan Credit Agreement;
WHEREAS, a Benchmark Transition Event (as defined in the Existing Term Loan Credit Agreement) has occurred with respect to LIBOR and LIBOR will be replaced with an alternative benchmark rate for purposes of the Existing Term Loan Credit Agreement on the Benchmark Replacement Date (as defined in the Existing Term Loan Credit Agreement) in accordance with the benchmark replacement provisions set forth in the Existing Term Loan Credit Agreement, and pursuant thereto the Administrative Agent is exercising its right to make certain Benchmark Replacement Conforming Changes (as defined in the Existing Term Loan Credit Agreement) in connection with the implementation of the applicable benchmark replacement as set forth herein, without any further action or consent of any other party; and
WHEREAS, the amendments and modifications set forth in this Amendment constitute Benchmark Replacement Conforming Changes (as defined in the Existing Term Loan Credit Agreement) for purposes of the Existing Term Loan Credit Agreement;
NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the following shall be effective:

Article I.        Amendment.
Section 1.01        Notwithstanding anything to the contrary contained in the Existing Term Loan Credit Agreement or in any other Loan Document, the Existing Term Loan Credit Agreement is hereby amended and modified to give effect to the provisions set forth on Exhibit A hereto on and as of July 1, 2023 (the “Amendment No. 2 Effective Date”).
Section 1.02 Exhibit B. Exhibit B to the Existing Term Loan Credit Agreement is hereby deleted in its entirety and replaced with Exhibit B attached as Exhibit B.
Section 1.03    Exhibit F. Exhibit F to the Existing Term Loan Credit Agreement is hereby deleted in its entirety and replaced with Exhibit F attached as Exhibit C.
Article II.    Notice. To the extent that the Administrative Agent is required (pursuant to any Loan Document or otherwise) to provide notice to the Borrower, any Lender or any other party party to the Existing Term Loan Credit Agreement of (i) a Benchmark Transition Event (as defined in the Existing Term Loan Credit Agreement) with respect to LIBOR, (ii) a Benchmark Replacement Date (as defined in the Existing Term Loan Credit Agreement), (iii) the implementation of Term SOFR as a Benchmark Replacement (as defined in the Existing Term Loan Credit Agreement) or (iv) any Benchmark Replacement Conforming Changes (as defined in the Existing Term Loan Credit Agreement) in connection with the adoption and implementation of Term SOFR or the use and administration thereof, this Amendment shall constitute such notice.
Article III.    Miscellaneous.
Section 3.01    Survival. Except as expressly provided in this Amendment, all of the terms, provisions, covenants, agreements, representations and warranties and conditions of the Existing Term Loan Credit Agreement and the other Loan Documents shall be and remain in full force and effect as written, unmodified hereby. In the event of any conflict between the terms, provisions, covenants, representations and warranties and conditions of this Amendment, on the one hand, and the Existing Term Loan Credit Agreement or any other applicable Loan Document, on the other hand, this Amendment shall control.
Section 3.02    Severability. Any term or provision of this Amendment that is invalid, illegal or unenforceable in any jurisdiction shall, solely as to that jurisdiction, be ineffective solely to the extent of such invalidity, illegality or unenforceability without rendering invalid, illegal or unenforceable the remaining terms and provisions of this Amendment or affecting the validity, legality or enforceability of any of the terms or provisions of this Amendment in any other jurisdiction. If any provision of this Amendment is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.
Section 3.03    Governing Law. This Amendment and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Amendment and the transactions contemplated hereby shall be governed by, and construed in accordance with, the laws of the jurisdiction that governs the Existing Term Loan Credit Agreement in accordance with the terms thereof.
Section 3.04    Submission To Jurisdiction; Waivers. Reference is hereby made to Section 9.12 of the Amended Term Loan Credit Agreement, the provisions of which are hereby incorporated by reference in this Amendment as if fully set forth herein.
Section 3.05    Entire Agreement; Capitalized Terms. This Amendment and the Existing Term Loan Credit Agreement (as amended hereby) constitute the entire agreement among the parties to the Existing Term Loan Credit Agreement with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and verbal, among such parties or any of them with respect to the subject matter hereof. Any exhibits or annexes attached hereto (including, without limitation, Exhibit A) are hereby incorporated herein by reference and made a part hereof. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in Exhibit A attached hereto.
Section 3.06    Binding Effect, Beneficiaries. This Amendment shall be binding upon and inure to the benefit of the parties to the Existing Term Loan Credit Agreement and each other applicable Loan Document and their respective heirs, executors, administrators, successors, legal representatives and assigns, and no other party shall derive any rights or benefits herefrom.
Section 3.07    Construction. This Amendment shall be construed without regard to any presumption or other rule requiring construction against the party drafting this Amendment.
Section 3.08    Notices. All notices relating to this Amendment shall be delivered in the manner and subject to the provisions set forth in the Existing Term Loan Credit Agreement.
Section 3.09    Electronic Execution. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Section 3.10    Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.
Section 3.11    Reference to and Effect on the Existing Term Loan Credit Agreement. On and after the Amendment No. 2 Effective Date, each reference in the Existing Term Loan Credit Agreement and the use therein of “hereunder”, “herein” or words of like import referring to the Existing Term Loan Credit Agreement, and each reference in the other Loan Documents to “Term Loan Credit Agreement” and the use therein of “thereunder”, “thereof” or words of like import referring to the Existing Term Loan Credit Agreement, shall, in each case, mean and be a reference to the Existing Term Loan Credit Agreement as amended by this Amendment. Except as specifically amended by this Amendment, the Existing Term Loan Credit Agreement and the other Loan Documents shall remain in full force and effect (with the same priority, as applicable) and are hereby ratified and confirmed and this Amendment shall not be considered a novation. The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender or any other party under, the Existing Term Loan Credit Agreement as amended by this Amendment or otherwise. This Amendment shall be deemed to be a Loan Document.
Section 3.12    Transition to Adjusted Term SOFR. Notwithstanding any other provision herein or in the Existing Term Loan Credit Agreement, the interest on any Loans (outstanding as of the Amendment No. 2 Effective Date) will continue to be determined by reference to the LIBOR provisions that apply prior to the Amendment No. 2 Effective Date, until the end of the then current Interest Period (as defined in the Existing Term Loan Credit Agreement as in existence prior to giving effect to this Amendment) on such Loans, and after the Amendment No. 2 Effective Date interest shall be determined after giving effect to this Amendment.
[Signature Page Follows]

IN WITNESS WHEREOF, the Administrative Agent has caused this Amendment to be duly executed as of the date first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION,
    as Administrative Agent

By: /s/ Sid Khanolkar
Name: Sid Khanolkar
Title: Managing Director
[Signature Page to Amendment No. 2 to Term Loan Credit Agreement]

EXHIBIT A
Amended Term Loan Credit Agreement
[Attached]

Conformed through Amendment No. 1 to Term Loan Credit Agreement, dated as of March 27, 2023 and Amendment No. 2 to Term Loan Credit Agreement, dated as of June 7, 2023

TERM LOAN CREDIT AGREEMENT
among
MICRON TECHNOLOGY, INC.,
as Borrower
and
THE LENDERS PARTY HERETO,
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent
Dated as of May 14, 2021
as amended by the Amendment No. 1 to Term Loan Credit Agreement, dated as of March 27, 2023 and Amendment No. 2 to Term Loan Credit Agreement, dated as of June 7, 2023
OVERSEA-CHINESE BANKING CORPORATION LIMITED, LOS ANGELES AGENCY,
as Syndication Agent
THE TORONTO-DOMINION BANK, NEW YORK BRANCH
THE BANK OF NOVA SCOTIA,
as Documentation Agents
WELLS FARGO SECURITIES, LLC
as Sole Bookrunner
and
as Sole Lead Arranger
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK
as Sustainability Structuring Agent

TABLE OF CONTENTS

SCHEDULES
Schedule 1.1        Term Commitment Amounts
Schedule 1.2        Unrestricted Subsidiaries
Schedule 1.3        Sustainability Performance Thresholds

EXHIBITS
Exhibit A        Form of Closing Certificate for the Borrower
Exhibit B        Form of Borrowing Request
Exhibit C        Form of Compliance Certificate
Exhibit D         Form of Assignment and Acceptance
Exhibit E-1        Form of United States Tax Compliance Certificate (For Non-U.S.
Lenders That Are Not Partnerships For U.S. Federal Income Tax
Purposes)
Exhibit E-2        Form of United States Tax Compliance Certificate (For Non-U.S.
Lenders That Are Partnerships For U.S. Federal Income Tax
Purposes)
Exhibit E-3        Form of United States Tax Compliance Certificate (For Non-U.S.
Participants That Are Not Partnerships For U.S. Federal Income
Tax Purposes)
Exhibit E-4        Form of United States Tax Compliance Certificate (For Non-U.S.
Participants That Are Partnerships For U.S. Federal Income Tax
Purposes)
Exhibit F        Form of Notice of Continuation/Conversion
Exhibit G        Form of Acceptance and Prepayment Notice
Exhibit H        Form of Sustainability Pricing Certificate

THIS TERM LOAN CREDIT AGREEMENT, dated as of May 14, 2021, among MICRON TECHNOLOGY, INC., a Delaware corporation (the “Borrower”), WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as administrative agent (in such capacity and including any successors in such capacity, the “Administrative Agent” or the “Agent”), the other agents party hereto and each of the financial institutions from time to time party hereto (collectively, the “Lenders”).
W I T N E S S E T H:
WHEREAS, the Borrower intends to use the Term Loans for general corporate purposes.
NOW, THEREFORE, the parties hereto hereby agree as follows:
Section 1_____
Definitions
1.1.    Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:
“2018 GHG Emissions Intensity Baseline”: (a) the sum of the Borrower and its Subsidiaries’ (i) total Scope 1 Emissions plus (ii) Scope 2 Emissions for the calendar year ended December 31, 2018 divided by (b) production units for the calendar year ended December 31, 2018.
“Adjusted Term SOFR”: for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.
“Administrative Agent”: the meaning set forth in the preamble to this Agreement.
“Affected Financial Institution”: (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate”: as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities, by contract or otherwise.
“Agent”: the meaning set forth in the preamble to this Agreement.
“Agreement”: this Term Loan Credit Agreement, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Amendment No. 2”: that certain Amendment No. 2 to Term Loan Credit Agreement, dated as of June 7, 2023 by the Administrative Agent.
“Amendment No. 2 Effective Date”: the meaning set forth in Amendment No. 2.
“Anti-Corruption Laws”: means all laws, rules and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption, including, without limitation, the Foreign Corrupt Practices Act of 1977, as amended.
“Applicable Margin”: with respect to the Term Loans, for any day, with respect to any ~~Eurodollar~~SOFR Loan or any Base Rate Loan, as the case may be, the applicable rate per annum set forth below under the caption “~~Eurodollar~~Adjusted Term SOFR Spread” or “Base Rate Spread”, as the case may be, corresponding to the applicable Corporate Ratings from the Rating Agencies on such date:

Pricing Level:	Corporate Ratings:	~~Eurodollar~~Adjusted Term SOFR Spread	Base Rate Spread
Level 1	≥ BBB+ / Baa1 / BBB	0.625%	0.00%
Level 2	BBB / Baa2 / BBB	0.75%	0.00%
Level 3	BBB- / Baa3 / BBB-	0.875%	0.00%
Level 4	BB+ / Ba1 / BB+	1.125%	0.125%
Level 5	≤ BB / Ba2 / BB	1.375%	0.375%
For purposes of the foregoing, (i) if only one Corporate Rating is in effect, the Applicable Margin shall be determined by reference to such available Corporate Rating, (i) if two or three Corporate Ratings are in effect, the Applicable Margin shall be determined by reference to the highest of the two or three, as applicable, Corporate Ratings unless the other Corporate Rating(s) are more than one notch lower than the highest Corporate Rating, in which case, the Applicable Margin shall be one notch lower than such highest Corporate Rating; (iii) if no Corporate Rating is in effect, the Applicable Margin shall be Level 5; and (iv) if the Corporate Ratings established by the relevant Rating Agencies shall be changed (other than as a result of a change in the rating system of any relevant Rating Agency), such change shall be effective as of the date on which it is first announced by the applicable rating agency, irrespective of when notice of such change shall have been furnished by the Borrower to the Administrative Agent. Within five Business Days of any change in a Corporate Rating, the Borrower shall use reasonable best efforts to notify Administrative Agent in writing (which may be by facsimile or email transmission) of such new Corporate Rating and the date of such change.
Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next Corporate Rating change.
Subject to Section 2.25(d), the Applicable Margin shall be adjusted on each Sustainability Adjustment Date based upon the Sustainability Margin Adjustment (to be calculated and applied as set forth in the definition thereof and in Section 2.25(a)); provided that in no event shall the Applicable Margin be less than 0.00%.
“Approved Electronic Communication”: any notice, demand, communication, information, document or other material that any Loan Party provides to the Administrative Agent pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Agent or to the Lenders by means of electronic communications pursuant to Section 9.2(b).
“Approved Fund”: as defined in Section 9.6(b)(ii).
“Arranger”: the Lead Arranger.
“Assignee”: as defined in Section 9.6(b)(i).
“Assignment and Acceptance”: an assignment and acceptance entered into by a Lender and an Assignee and accepted by the Administrative Agent to the extent required pursuant to Section 9.6, substantially in the form of Exhibit D hereto.
“Attributable Debt”: in connection with a sale and lease-back transaction the lesser of: (1) the fair value of the assets subject to such transaction, as determined in good faith by a Responsible Officer of the Borrower; and (2) the present value of the minimum rental payments called for during the terms of the lease (including any period for which such lease has been extended), determined in accordance with GAAP, discounted at a rate that, at the inception of the lease, the lessee would have incurred to borrow over a similar term the funds necessary to purchase the leased assets.
“Available Tenor”: as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or ~~payment period for interest calculated with reference to such Benchmark, as applicable,~~component thereof) that is or may be used for determining the length of an ~~I~~interest ~~P~~period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such
Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.10(e).

“Available Unused Commitments”: as of the date of determination thereof, the aggregate amount by which (a) the aggregate amount of commitments under revolving credit facilities and revolving lines of credit of the Borrower and its Consolidated Subsidiaries exceeds (b) the aggregate principal amount of outstanding loans and advances under such revolving credit facilities and revolving lines of credit.
“Bail-In Action”: the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation”: (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Code”: the United States Bankruptcy Code, codified as Title 11, U.S. Code §101-1330, as amended.
“Base Rate”: for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) ~~Eurodollar Rate~~Adjusted Term SOFR for a one month Interest Period on such day ~~(or if such day is not a Business Day, the immediately preceding Business Day)~~ plus 1%. Any change in the Base Rate due to a change in the Prime Rate, the NYFRB Rate or ~~the Eurodollar Rate~~Adjusted Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or ~~the Eurodollar Rate~~Adjusted Term SOFR, respectively. If the Base Rate is being used as an alternate rate of interest pursuant to Section 2.10 hereof, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Base Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Base Rate Loans”: Term Loans the rate of interest applicable to which is based upon the Base Rate.
“Base Rate Term Borrowing”: a Borrowing of Term Loans that are Base Rate Loans.
“Benchmark”: ~~initially, LIBOR~~following the Amendment No. 2 Effective Date, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event ~~or an Early Opt-in Election, as applicable, and its~~and the related Benchmark Replacement Date have occurred with respect to ~~LIBOR~~the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.10(b).

“Benchmark Replacement”: for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:
~~(1) the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;~~
(~~2~~1) the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;
(~~3~~2) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment~~;~~.
~~provided that, in the case of clause (1), the Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as  selected by the Administrative Agent in its reasonable discretion.~~ If the Benchmark Replacement as determined pursuant to clause (1)~~,~~ or (2~~) or (3~~) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment”: with respect to any replacement of the then current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:
(1)    for purposes of clause~~s~~ (1~~) and (2~~) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:
(a)    the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;
(b)    the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and
(2)    for purposes of clause (~~3~~2) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated syndicated credit facilities;
provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.
“Benchmark Replacement Conforming Changes”: with respect to any Benchmark Replacement and/or any SOFR Loan, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “U.S. Government Securities Business Day”, the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent reasonably decides may be appropriate to reflect the adoption and implementation of such Benchmark ~~Replacement~~ and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark ~~Replacement~~ exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Replacement Date”: the earliest to occur of the following events with respect to the then-current Benchmark:
(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein; ~~or~~
~~(3) in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.~~
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event”: with respect to any Benchmark, the occurrence of one or more of the following events with respect to the then-current Benchmark:
(1)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, the Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component thereof), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component thereof) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component thereof), which states that the administrator of such Benchmark (or such component thereof) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period”: the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with this Section titled “Benchmark Replacement Setting” and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.10.
“Beneficial Ownership Certification”: a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation”: 31 C.F.R. § 1010.230.
“Benefit Plan”: any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Benefited Lender”: the meaning set forth in Section 9.7(a).
“Board of Directors”: the board of directors of the Borrower or any committee thereof duly authorized to act on behalf of such board.
“Board of Governors”: the Board of Governors of the Federal Reserve System of the United States or any Governmental Authority which succeeds to the powers and functions thereof.
“Borrower”: the meaning set forth in the preamble to this Agreement.
“Borrowing”: Term Loans of the same Type, made, converted or continued on the same date and, in the case of ~~Eurodollar~~SOFR Loans, as to which a single Interest Period is in effect.
“Borrowing Date”: the Business Day specified in a Borrowing Request as a date on which the Borrower requests the making of Term Loans hereunder.
“Borrowing Request”: a request by the Borrower for a Borrowing in accordance with Section 2.3, which shall be substantially in the form of Exhibit B or any other form approved by the Administrative Agent.
“Business Day”: any day other than a Legal Holiday~~.~~; provided that, in addition to the foregoing, a Business Day shall be, in relation to a Loan referencing Adjusted Term

SOFR any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing Adjusted Term SOFR or any other dealings of such Loans referencing Adjusted Term SOFR, any such day that is a U.S. Government Securities Business Day.
“Capital Stock”: any and all shares of stock of a corporation, partnership interests or other equivalent interests (however designated, whether voting or non-voting) in such Person’s equity, entitling the holder to receive a share of the profits and losses, and a distribution of assets, after liabilities, of such Person.
“Captive Insurance Subsidiary”: any Restricted Subsidiary of the Borrower that is subject to regulation as an insurance company (or any Restricted Subsidiary thereof).
“CFC”: any controlled foreign corporation within the meaning of Section 957 of the Code.
“Change of Control”: any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Borrower, its Subsidiaries or any employee benefit plan of the Borrower or its Subsidiaries, has filed a Schedule 13D or Schedule TO (or any successor schedule, form or report) pursuant to the Exchange Act disclosing that such person has become the direct or indirect “beneficial owner” (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 50% of the Voting Stock of the Borrower, unless such beneficial ownership (a) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act, and (b) is not also then reportable on Schedule 13D (or any successor schedule under the Exchange Act, except that a person will be deemed to have beneficial ownership of all shares that such person has the right to acquire irrespective of whether that right is exercisable immediately or only after the passage of time); provided, however, that a transaction will not be deemed to involve a Change of Control if (a) the Borrower becomes a direct or indirect wholly owned subsidiary of a holding company, and (b) (i) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Borrower’s Voting Stock immediately prior to that transaction or (ii) immediately following that transaction no “person” or “group” (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.
“Charges”: any charge, expense, cost, accrual or reserve of any kind.
“Closing Date”: the date on which the conditions precedent set forth in Section 4.1 shall have been satisfied or waived, which date is May 14, 2021.
“Code”: the Internal Revenue Code of 1986, as amended from time to time.
“Commonly Controlled Entity”: an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a controlled group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

“Compliance Certificate”: a compliance certificate to be delivered pursuant to Section 5.2(a), substantially in the form of Exhibit C.
“Consolidated EBITDA”: with respect to any Person for any Measurement Period, the sum of, without duplication, the amounts for such period, taken as a single accounting period, of (1) Consolidated Net Income; excluding (to the extent deducted or otherwise excluded in calculating Consolidated Net Income in such Measurement Period), the following amounts (or, to the extent attributable to a non-wholly owned consolidated entity, a portion of the following amounts proportionate to the Borrower’s allocable interest in such entity): (2) Consolidated Non-cash Charges; (3)(A) extraordinary Charges and (B) unusual or nonrecurring Charges, in each case, to the extent not of a type described in clause (2), (4) Consolidated Interest Expense; (5) Consolidated Income Tax Expense; (6) restructuring expenses and charges; (7) any expenses or charges related to any equity offering, Investment, recapitalization or incurrence of Indebtedness not prohibited under this Agreement (whether or not successful) or related to the entry into this Agreement; and (8) any charges, expenses or costs incurred in connection or associated with mergers, acquisitions or divestitures after the Closing Date.
Consolidated EBITDA shall be calculated after giving effect on a pro forma basis for the applicable Measurement Period to any asset sales or other dispositions or acquisitions, investment, mergers, consolidations and discontinued operations (as determined in accordance with GAAP) by such Person and its Consolidated Subsidiaries (1) that have occurred during such Measurement Period or at any time subsequent to the last day of such Measurement Period and on or prior to the date of the transaction in respect of which Consolidated EBITDA is being determined and (2) that the Borrower determines in good faith are outside the ordinary course of business, in each case as if such asset sale or other disposition or acquisition, investment, merger, consolidation or disposed operation occurred on the first day of such Measurement Period. For purposes of this definition, pro forma calculations shall be made in accordance with Article 11 of Regulation S-X under the Securities Act; provided that such pro forma calculations may include operating expense reductions for such period resulting from the transaction which is being given pro forma effect that are reasonably identifiable and factually supportable and have been realized or for which the steps necessary for realization have been taken or have been identified and are reasonably expected to be taken within one year following any such transaction (which operating expense reductions are reasonably expected to be sustainable); provided that, the Borrower shall not be required to give pro forma effect to any transaction that it does not in good faith deem material. Such pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Borrower.
“Consolidated Income Tax Expense”: with respect to any Person for any period, the provision for (or benefit of) federal, state, local and foreign income taxes of such Person and its Consolidated Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including any penalties and interest related to such taxes or arising from any tax examinations, to the extent the same were deducted (or added back, in the case of income tax benefit) in computing Consolidated Net Income.

“Consolidated Interest Expense”: with respect to any Person, for any period, (a) the sum of all interest expense (including imputed interest charges with respect to finance lease obligations) of such Person and its Consolidated Subsidiaries payable in cash for such period determined on a consolidated basis in accordance with GAAP but excluding (i) any non-cash interest expense attributable to the movement in the mark to market valuation of hedging obligations or other derivative instruments pursuant to GAAP, amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (ii) any expensing of bridge, commitment and other financing fees, (iii) any annual administrative or other agency fees, (iv) any premiums, fees or other charges incurred in connection with the refinancing, incurrence, purchase or redemption of Indebtedness, (v) any amortization of debt discounts, including discounts on convertible notes, and (vi) amortization of other costs, including imputed interest charges on liabilities other than finance lease obligations and premiums and discounts on investments, minus (b) interest income of such Person and its Consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.
“Consolidated Net Income”: with respect to any Person, for any period, the consolidated net income (or loss) of such Person and its Consolidated Subsidiaries, after deduction of net income (or loss) attributable to non-controlling interests, for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication, the following (or, to the extent attributable to a non-wholly owned consolidated entity, a portion of the following amounts proportionate to the Borrower’s allocable interest in such entity): (1) all extraordinary, unusual or nonrecurring gains or losses (net of fees and expense relating to the transaction giving rise thereto); (2) gains or losses in respect of any asset impairments, write-offs or sales (net of fees and expenses relating to the transaction giving rise thereto); (3) any expenses, losses or charges incurred related to lower of cost or market write-downs for work in process or finished goods inventories; (4) any expenses, losses or charges incurred related to excess or obsolete inventories; (5) the net income (loss) from any disposed or discontinued operations or any net gains or losses on disposed or discontinued operations; (6) any gain or loss realized as a result of the cumulative effect of a change in accounting principles; (7) any net gains or losses attributable to the early extinguishment or conversion of Indebtedness, derivative instruments, embedded derivatives or other similar obligations; (8) equity in net income (loss) of equity method investees; (9) gains, losses, income and expenses resulting from the application of fair value accounting to derivative instruments; and (10) gains or losses resulting from currency fluctuations. In addition, to the extent not already included in Consolidated Net Income of such Person and its Consolidated Subsidiaries, the amount of proceeds received from business interruption insurance and reimbursements of any expenses or charges that are covered by indemnification or other reimbursement provisions in connection with any investment or sale, conveyance, transfer or disposition of assets not prohibited under this Agreement.
“Consolidated Net Tangible Assets”: with respect to any Person, the total amount of assets of such Person and its Consolidated Subsidiaries after deducting therefrom (a) all current liabilities of such Person and its Consolidated Subsidiaries (excluding (i) the current portion of long-term debt and the portion of any convertible debt classified as

“current” despite having a stated maturity more than 12 months from the date as of which the amount thereof is being computed and (ii) any liabilities which are by their terms renewable or extendible at the option of the obligor thereon to a date more than 12 months from the date as of which the amount thereof is being computed) and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and any other like intangibles of such Person and its Consolidated Subsidiaries, all as set forth on the consolidated balance sheet of such Person for the most recently completed fiscal quarter for which financial statements have been filed with the SEC and computed in accordance with GAAP.
“Consolidated Non-cash Charges”: with respect to any Person for any period determined on a consolidated basis in accordance with GAAP, the aggregate depreciation; amortization (including amortization of goodwill, other intangibles, deferred financing fees, debt issuance costs, commissions, fees and expenses); non-cash compensation expense incurred in connection with the issuance of Equity Interests to any director, officer, employee or consultant of such Person or any Consolidated Subsidiary; and other non-cash expenses of such Person and its Subsidiaries reducing Consolidated Net Income of such Person and its Consolidated Subsidiaries for such period (excluding any such charge which requires an accrual of or a reserve for cash charges for any future period).
“Consolidated Subsidiaries”: as of any date of determination and with respect to any Person, those Subsidiaries of that Person whose financial data is, in accordance with GAAP, reflected in that Person’s consolidated financial statements.
“Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Copyrights”: (i) all copyrights, database rights, design rights, mask works and works of authorship arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.
“Copyright Licenses”: any written agreement naming the Borrower or any Guarantor as a party, granting any right under any Copyright, including, without limitation, the grant of rights to reproduce, prepare derivative works based upon, perform, display, manufacture, distribute, exploit and sell materials derived from any Copyright.
“Corporate Rating”: the Borrower’s “corporate rating” or “corporate family rating” from S&P or Moody’s or Fitch, respectively, including any successor term for such rating adopted by such rating agency.

“Corresponding Tenor”: with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Daily Simple SOFR”: for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.
“Debtor Relief Laws”: the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default”: any of the events specified in Section 7.1, whether or not any requirement for the giving of notice, the expiration of applicable cure or grace periods, or both, has been satisfied.
“Defaulting Lender”: means any Lender that (a) has failed to (i) fund all or any portion of its Term Loans within one Business Day of the date such Term Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, (b) has notified the Borrower and the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder (unless such writing relates to such Lender’s obligation to fund a Term Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing) cannot be satisfied), (c) has failed, within two Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, after the Closing Date, (i) become the subject to any bankruptcy event, (ii) had appointed for it a receiver, liquidator, examiner, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent in consultation with the Borrower that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.24(b)) upon delivery of written notice of such determination to the Borrower and each Lender.
“Documentation Agents”: The Toronto-Dominion Bank, New York Branch, The Bank of Nova Scotia and any successors thereto.
“Dollars” and “$”: dollars in lawful currency of the United States.
~~“Early Opt-in Election”: if the then-current Benchmark is LIBOR, the occurrence of:~~
~~(1) a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and~~
~~(2) the joint election by the Administrative Agent and the Borrower to trigger a fallback from LIBOR and the provision by the Administrative Agent of written notice of such election to the Lenders.~~
“EEA Financial Institution”: (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country”: any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority”: any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Engagement Letter”: that certain engagement letter dated April 14, 2021 among the Borrower and the Arranger.

“Environmental Laws”: any and all applicable foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, legally binding requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health (to the extent related to exposure to Materials of Environmental Concern), as now or may at any time hereafter be in effect.
“Equity Interests”: all Capital Stock and all warrants or options with respect to, or other rights to purchase, Capital Stock, but excluding Indebtedness convertible into or exchangeable for equity.
“ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.
“ERISA Event”: (a) any Reportable Event; (b) the failure by any Plan to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, whether or not waived in accordance with Section 412(c) of the Code or Section 302(c) of ERISA; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any Commonly Controlled Entity of any notice, or the receipt by any Multiemployer Plan from the Borrower or any Commonly Controlled Entity of any notice, concerning the imposition of withdrawal liability under ERISA or a determination that a Multiemployer Plan is, or is expected to be, Insolvent, within the meaning of Title IV of ERISA.
“Erroneous Payment”: the meaning assigned to it in Section 8.11(a).
“Erroneous Payment Deficiency Assignment”: the meaning assigned to it in Section 8.11(d).
“Erroneous Payment Return Deficiency”: the meaning assigned to it in Section 8.11(d).
“EU Bail-In Legislation Schedule”: the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
~~“Eurocurrency Reserve Requirements”: for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves) under any regulations of the Board of~~

~~Governors or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board of Governors) maintained by a member bank of the Federal Reserve System.~~
~~“Eurodollar Base Rate”: with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) (or a comparable or successor rate which rate is approved by the Administrative Agent), as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 A.M. (London time) on the date that is two Business Days prior to the beginning of the relevant Interest Period for deposits in Dollars for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “Eurodollar Base Rate” shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in Dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period.~~
~~“Eurodollar Loans”: Term Loans the rate of interest applicable to which is based upon the Eurodollar Rate.~~
~~“Eurodollar Rate”: with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):~~
~~Eurodollar Base Rate~~
________________________________________
~~1.00 - Eurocurrency Reserve Requirements~~
~~; provided that in no event shall the Eurodollar Rate be less than 0.00%.~~
~~“Eurodollar Term Borrowing”: a Borrowing of Term Loans that are Eurodollar Loans.~~
“Event of Default”: any of the events specified in Section 7.1, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.
“Exchange Act”: the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.
“Excluded Taxes”: those Taxes referenced in Section 2.16(a)(i) through 2.16(a)(v).

“Existing Credit Agreement”: the Credit Agreement, dated as July 3, 2018, as amended from time to time, among the Borrower, the lenders from time to time parties thereto and JPMorgan Chase Bank, N.A., as administrative agent.
“FATCA”: Sections 1471 through 1474 of the Code as in existence on the date hereof (and any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future Treasury regulations thereunder or published administrative guidance implementing such Sections, any agreement entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above) and any intergovernmental agreements (and related legislation or official administrative guidance) implementing the foregoing.
“Federal Funds Effective Rate”: for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate, provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to zero for the purposes of this Agreement.
“Fees”: collectively, the fees pursuant to Engagement Letter and Section 2.19, the fees referred to in Section 9.5 and any other fees payable by any Loan Party pursuant to this Agreement or any other Loan Document.
“Floor”: the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to ~~LIBOR~~Adjusted Term SOFR. For the avoidance of doubt, the initial Floor for Adjusted Term SOFR shall be 0.00%.
“Financial Officer”: the Chief Financial Officer, Principal Accounting Officer, Controller or Treasurer of the Borrower.
“Fitch”: Fitch, Inc. and any successor to its rating agency business.
“Foreign Subsidiary”: with respect to any Person, any Subsidiary of such Person other than one that is organized or existing under the laws of the United States, any state thereof or the District of Columbia.
“FSHCO”: with respect to any Person, any Subsidiary substantially all the assets of which consist of Equity Interests of, and/or intercompany debt obligations owed or treated as owed by, one or more (i) CFCs and/or (ii) Subsidiaries described in this deﬁnition.
“Funding Office”: the office of the Administrative Agent specified in Section 9.2(a) or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.
“GAAP”: generally accepted accounting principles in the United States set forth in the statements and pronouncements of the Financial Accounting Standards Board or in

such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the date of determination.
“GHG Emissions”: a Key Performance Indicator measured by GHG Emissions Intensity Reduction.
“GHG Emissions Intensity”: (a) the sum of the Borrower and its Subsidiaries’ (i) total Scope 1 Emissions plus (ii) Scope 2 Emissions for any calendar year divided by (b) production units for such calendar year.
“GHG Emissions Intensity Applicable Margin Adjustment Amount”: with respect to GHG Emissions for any calendar year, (a) positive 1.67 basis points if the GHG Emissions Intensity Reduction as set forth in the Sustainability Pricing Certificate is greater than the Partially Successful Completion Threshold for such calendar year, (b) zero basis points if the GHG Emissions Intensity Reduction as set forth in the Sustainability Pricing Certificate is greater than the Successful Completion Threshold and is less than or equal to the Partially Successful Completion Threshold for such calendar year; and (c) negative 1.67 basis points if the GHG Emissions Intensity Reduction as set forth in the Sustainability Pricing Certificate is equal to or less than the Successful Completion Threshold for such calendar year.
“GHG Emissions Intensity Reduction”: expressed as a percentage, (a) the sum of (i) GHG Emissions Intensity minus (ii) 2018 GHG Emissions Intensity Baseline divided by (b) the 2018 GHG Emissions Intensity Baseline.
“Governmental Authority”: the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantee”: any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person; provided that (1) obligations pursuant to commercial transactions on arm’s-length terms entered into in the ordinary course of business that are not primarily for the purpose of guaranteeing any Indebtedness of another Person shall not constitute a Guarantee, and (2) for avoidance of doubt, an agreement or arrangement or series of related agreements or arrangements providing for or in connection with the purchase or sale of assets, securities, services or rights that is entered into in connection with the business of the Borrower or any Subsidiary (including any consent or acknowledgement of assignment, including any assignment of payment obligations, warranties, indemnities, performance guarantees and related obligations, and related waivers), shall not constitute a Guarantee, provided that payment obligations, warranties, indemnities, performance guarantees and related obligations provided for under such agreements or arrangements are limited to payments for assets, securities, services and rights and other ancillary obligations customary in such transactions. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor”: any Subsidiary that is a party to a Subsidiary Guaranty, and its successors and assigns, in each case, until the Guarantee of such Person under the Subsidiary Guaranty has been released in accordance with the provisions of this Agreement or the Subsidiary Guaranty.
“Indebtedness”: indebtedness for borrowed money. For the avoidance of doubt, Indebtedness with respect to a Person only includes indebtedness for the repayment of money provided to such Person, and does not include any other kind of indebtedness or obligation notwithstanding that such other indebtedness or obligation may be evidenced by a note, bond, debenture or other similar instrument, may be in the nature of a financing transaction, or may be an obligation that under GAAP is classified as “debt” or another type of liability, whether required to be reflected on the balance sheet of the obligor or otherwise.
The amount of any Indebtedness outstanding as of any date will be:
(1)    the accreted value of the Indebtedness, in the case of any Indebtedness that does not require the current payment of interest;
(2)    the principal amount of the Indebtedness, in the case of any other Indebtedness;
(3)    in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person (and not otherwise Guaranteed by the specified Person), the lesser of: (a) the fair value (as determined in good faith by a Responsible Officer of the Borrower) of such assets at the date of determination; and (b) the principal amount of the Indebtedness of the other Person;
(4)    in respect of any Indebtedness of another Person Guaranteed by the specified Person or one or more of such Persons, the lesser of: (a) the principal amount of such Indebtedness of such other Person and (b) the maximum amount of such Indebtedness payable under the Guarantee or Guarantees (without duplication in the case of one or more Guarantees of the same Indebtedness by Restricted Subsidiaries); and
(5)    in the case of obligations under any sale and lease-back transaction that are included in any calculation of Indebtedness pursuant to this Agreement (whether or not Indebtedness), an amount calculated in accordance with clause (2) of the definition of Attributable Debt.
In no event will the amount of any Indebtedness (including Guarantees of such Indebtedness) be required to be included in the calculation of Indebtedness more than once despite the fact more than one Person is liable with respect to such Indebtedness and despite the fact that such Indebtedness is secured by the assets of more than one Person (for example, and for avoidance of doubt, in the case where more than one Restricted Subsidiary has Guaranteed or otherwise become liable for such Indebtedness or in the case where there are Liens on assets of one or more of the Borrower and its Restricted Subsidiaries securing such Indebtedness or one or more

Guarantees thereof, the amount of Indebtedness so Guaranteed or secured shall only be included once in the calculation of Indebtedness). In addition, accrual of interest and accretion or amortization of original issue discount will not be deemed to be an incurrence of Indebtedness for any purpose hereunder. For the avoidance of doubt, the inclusion of specific obligations in Section 6.1 or the definition of Permitted Liens or the inclusion of Attributable Debt in any calculation of Indebtedness shall not create any implication that any such obligations constitute Indebtedness.
“indemnified liabilities”: the meaning set forth in Section 9.5.
“Indemnitee”: the meaning set forth in Section 9.5.
“Initial KPI Metrics Report”: an annual report setting forth each KPI Metric for the calendar year ended December 31, 2020, of which all data and information in such Initial KPI Metrics Report has been made publicly available by the Borrower via the Borrower’s annual report on environmental, social and governance issues.
“Insolvency”: with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.
“Insolvent”: pertaining to a condition of Insolvency.
“Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, trade secrets, and any transferable rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.
“Interest Payment Date”: (a) as to any Base Rate Loan, the last Business Day of each March, June, September and December to occur while such Base Rate Loan is outstanding and the final maturity date of such Base Rate Loan, (b) as to any ~~Eurodollar~~SOFR Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any ~~Eurodollar~~SOFR Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any ~~Eurodollar~~SOFR Loan, the date of any repayment or prepayment made in respect thereof.
“Interest Period”: as to any ~~Eurodollar~~SOFR Loan, each period commencing on the last day of the next preceding Interest Period applicable to such ~~Eurodollar~~SOFR Loan and ending one, three or six (or, if agreed to by all relevant Lenders, twelve) months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not later than 10:00 A.M., New York City time, on the date that is three (3) Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

(i)    if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;
(ii)    the Borrower may not select an Interest Period that would extend beyond the Term Loan Maturity Date; ~~and~~
(iii)    any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month~~.~~; and
(iv)    no tenor that has been removed from this definition pursuant to Section 2.10(e) shall be available for specification in any irrevocable notice to the Administrative Agent.
“Investment”: any direct or indirect loan, advance (or other extension of credit) or capital contribution to (by means of any transfer of cash or other property or assets to another Person or any other payments for property or services for the account or use of another Person) another Person, including, without limitation, the following: (1) the purchase or acquisition of any Capital Stock or other evidence of beneficial ownership in another Person; and (2) the purchase, acquisition or Guarantee of the Indebtedness or other liability of another Person.
“Investment Grade Debt”: long-term and short-term bonds, bills, notes and other debt obligations with any “investment grade” rating from any of Moody’s, S&P or Fitch.
“ISDA Definitions”: the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.
“Joint Venture”: with respect to any Person, any partnership, corporation or other entity in which up to and including 50% of the Equity Interests is owned, directly or indirectly, by such Person and/or one or more of its Subsidiaries.
“Key Performance Indicators”: each of GHG Emissions, RBA Audit Score and Waste.
“KPI Metrics”: means each of GHG Emission Intensity Reduction, the RBA Audit Score Average and Waste Diversion.
“KPI Metrics Auditor”: any auditing or consulting firm designated from time to time by the Borrower (or any replacement auditor thereof as designated from time to time by the Borrower); provided, that any such KPI Metrics Auditor (a) shall be (i) a nationally recognized auditing firm, (ii) a nationally recognized assurance provider or (iii) an independent consultant with experience with environmental, social and governance research and assurance services, and (b) shall apply auditing standards and methodology that (i) are consistent with then generally accepted industry standards or (ii) if not so consistent, are proposed by the Borrower and notified to the Administrative Agent, the Sustainability Structuring Agent and the Lenders, so long as the Lenders constituting the Required Lenders do not object to such changes within five Business Days after written notice thereof.
“KPI Metrics Report”: an annual report audited by the KPI Metrics Auditor that sets forth the calculations for each KPI Metric for the applicable calendar year (except, for the avoidance of doubt, the calendar year ended December 31, 2020); provided that all data and information set forth in such KPI Metrics Report shall also be set forth in the Borrower’s publicly available annual report on environmental, social and governance issues, beginning with the publicly available annual report covering calendar year 2021.
“Lead Arranger”: Wells Fargo Securities, LLC.
“Legal Holiday”: a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday.
“Lenders”: the meaning set forth in the preamble to this Agreement.
“Lien”: any lien, security interest, mortgage, charge or similar encumbrance, provided, however, that in no event shall either (i) any legal or equitable encumbrances deemed to exist by reason of a negative pledge or (ii) an operating lease or a non-exclusive license be deemed to constitute a Lien.
“Liquidity”: as of the date of determination thereof, the sum of (a) the Unrestricted Cash, Cash Equivalent and Marketable Securities Amount on such date plus (b) the Available Unused Commitments on such date.
“Loan Documents”: this Agreement, any Subsidiary Guaranty, and, after execution and delivery thereof pursuant to the terms of this Agreement, each Note, and any amendment, waiver, supplement or other modification to any of the foregoing.
“Loan Parties”: the Borrower and any Guarantors.
“Material Adverse Effect”: a material adverse effect on (a) the business, financial condition, results of operations or properties of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Loan Parties taken as a whole, to perform their obligations under the Loan Documents, (c) the validity or enforceability of the Loan Documents taken as a whole or (d) the material rights and remedies available to, or conferred upon, the Lenders and the Administrative Agent under the other Loan Documents, taken as a whole.

“Material Subsidiary”: each Restricted Subsidiary that, as of the last day of the fiscal quarter of the Borrower most recently ended for which financial statements are available, had total assets (based on book value after intercompany eliminations) as of the end of such quarter in excess of $200,000,000 or that is designated by the Borrower as a “Material Subsidiary.”
“Materials of Environmental Concern”: any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, or asbestos, or polychlorinated biphenyls or any other chemicals, substances, materials, wastes, pollutants or contaminants in any form, regulated under any Environmental Law.
“Maximum Adjustment”: the meaning set forth in Section 2.25(b).
“Maximum Rate”: the meaning set forth in Section 9.20.
“Measurement Period”: at any date of determination, the most recently completed four fiscal quarters of the Borrower for which financial statements have been filed with the SEC.
“Moody’s”: Moody’s Investors Service, Inc. and any successor to its rating agency business.
“Multiemployer Plan”: a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“Non-Excluded Taxes”: the meaning set forth in Section 2.16(a).
“Notes”: the collective reference to any promissory note evidencing Term Loans.
“NYFRB”: the Federal Reserve Bank of New York.
“NYFRB Rate”: for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Obligations”: the unpaid principal of and interest on (including interest accruing after the maturity of the Term Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Term Loans and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.
“Other Taxes”: all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes imposed with respect to an assignment (other than an assignment pursuant to Section 2.22 (Replacement of Lenders)) as a result of the Administrative Agent, Lender or assignee having a present or former connection with the applicable taxing jurisdiction (other than any such connection arising solely from the Administrative Agent or such Lender or assignee having executed, delivered, become a party to, or performed its obligations or received a payment under, or enforced, and/or engaged in any activities contemplated with respect to this Agreement or any other Loan Document).
“Overnight Bank Funding Rate”: for any day, the rate comprised of both overnight federal funds and overnight ~~E~~eurodollar borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.
“Partially Successful Completion Threshold”: with respect to each calendar year, the number or percentage set forth in Schedule 1.3 (Sustainability Performance Thresholds) in the row labeled “Partially Successful Completion Threshold” for the applicable Key Performance Indicator for the applicable calendar year.
“Participant”: the meaning set forth in Section 9.6(c).
“Participant Register”: the meaning set forth in Section 9.6(c)(ii).
“Patents”: (i) all letters patent and patent rights of the United States, any other country or any political subdivision thereof, all reissues, reexaminations, and extensions thereof, (ii) all applications for letters patent of the United States or any other country and all divisionals, continuations and continuations-in-part thereof, and (iii) all rights to obtain any reissues or extensions of the foregoing.
“Patent License”: all agreements, whether written or oral, providing for the grant by or to Borrower or any Guarantor of any right to make, have made, manufacture, use, sell, offer to sell, have sold, import or export any invention covered in whole or in part by a Patent.
“Patriot Act”: the USA Patriot Act, Title III of Pub. L. 107-56, signed into law on October 26, 2001, as amended.
“Payment Notice”: the meaning assigned to it in Section 8.11(b).

“Payment Recipient”: the meaning assigned to it in Section 8.11(a).
“PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).
“Periodic Term SOFR Determination Day”: the meaning specified in the definition of “Term SOFR”.
“Permitted Liens”:
(1)    Liens existing as of the Closing Date or arising thereafter pursuant to related agreements existing as of the Closing Date;
(2)    Liens on property given to secure all or any part of the payment of or financing of all or any part of the purchase price thereof, or the cost of development, operation, construction, alteration, repair or improvement of all or any part thereof; provided that such Liens shall be given (or given pursuant to firm commitment financing arrangements obtained within such period) within 18 months (or in the case of Liens securing any Indebtedness supported by an export credit agency, 24 months) after the later of (i) the acquisition of such property and/or the completion of any such development, operation, construction, alteration, repair or improvement, whichever is later and (ii) the placing into commercial operation of such property after the acquisition or completion of any such development, operation, construction, alteration, repair or improvement and shall attach solely to the property acquired, or constructed, altered or repaired and any improvements then or thereafter placed thereon and the capital stock of any Person formed to acquire such property, and any proceeds thereof, accessions thereto and insurance proceeds thereof;
(3)    Liens existing on any property at the time of acquisition of such property or Liens existing on assets of a Person and its Restricted Subsidiaries prior to the time such Person becomes a Restricted Subsidiary (or arising thereafter pursuant to contractual commitments entered into prior to acquiring such property) (including acquisition through merger or consolidation) or at the time of such acquisition (or arising thereafter pursuant to contractual commitments entered into prior to such Person becoming a Restricted Subsidiary) by the Borrower or any Restricted Subsidiary of the Borrower; provided that such Liens do not extend to other assets of the Borrower or its other Restricted Subsidiaries;
(4)    (a) Liens on the Equity Interests of any Person, including any Joint Venture, and its Restricted Subsidiaries which, when such Liens arise, concurrently becomes a Restricted Subsidiary or Liens on all or substantially all of the assets of such Person, including any Joint Venture, and its Subsidiaries arising in connection with the purchase or acquisition thereof or of an interest therein by the Borrower or a Subsidiary and (b) Liens on Equity Interests in any Joint Venture of the Borrower or any of its Subsidiaries, or in any Subsidiary of the Borrower that owns an Equity Interest in a Joint Venture to secure Indebtedness contributed or advanced solely to that Joint Venture; provided that, in the case of each of the preceding clauses (a) and (b), such Liens do not extend to other assets of the Borrower or its other Restricted Subsidiaries;
(5)    Liens securing Indebtedness of up to 5.0% of Consolidated Net Tangible Assets to any strategic partner of the Borrower and/or one or more of its Restricted Subsidiaries incurred in connection with joint technology efforts between such partner and the Borrower and/or one or more of its Subsidiaries and/or the financing of manufacturing of products;
(6)    Liens in favor of the Borrower or a Restricted Subsidiary of the Borrower;
(7)    Liens imposed by law, such as carriers’, warehousemen’s and mechanic’s Liens and other similar Liens arising in the ordinary course of business, Liens in connection with legal proceedings and Liens arising solely by virtue of any statutory, common law or contractual provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to securities accounts, deposit accounts or other funds maintained with a creditor depository institution;
(8)    Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings and for which adequate reserves with respect thereto are maintained on the books of the Borrower or the affected Restricted Subsidiary, as the case may be, in accordance with GAAP;
(9)    Liens to secure the performance of bids, trade or commercial contracts, government contracts, purchase, construction, sales and servicing contracts (including utility contracts), leases, statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business, deposits as security for contested taxes, import or customs duties, liabilities to insurance carriers or for the payment of rent, and Liens to secure letters of credit, Guarantees, bonds or other sureties given in connection with the foregoing obligations or in connection with workers’ compensation, unemployment insurance or other types of social security or similar laws and regulations;
(10)    Liens in favor of any customer arising in respect of and not exceeding the amount of performance deposits and partial, progress, advance or other payments by the customer for goods produced or services rendered (or to be produced or rendered) to that customer and consignment arrangements (whether as consignor or consignee) or similar arrangements for the sale or purchase of goods;
(11)    Liens upon specific items of inventory or other goods, documents of title and proceeds of any Person securing such Person’s obligation in respect of letters of credit or banker’s acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods;

(12)    Liens and deposits securing netting services, business credit card programs, overdraft protection and other treasury, depository and cash management services or incurred in connection with any automated clearing-house transfers of funds or other fund transfer or payment processing services;
(13)    Liens on, and consisting of, deposits made by the Borrower to discharge or defease any other Indebtedness;
(14)    Liens on insurance policies and the proceeds thereof (i) incurred in connection with the financing of insurance premiums or (ii) with respect to any Subsidiary that is not a Restricted Subsidiary to the extent of such Subsidiary’s interest as an insured under such policies;
(15)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods and Liens deemed to exist in connection with Investments in repurchase agreements;
(16)    Liens securing Indebtedness or other obligations in an aggregate amount, together with all other Indebtedness and other obligations secured by Liens pursuant to this clause (16), not to exceed $100,000,000 at any one time outstanding; or
(17)    any extension, renewal, substitution or replacement (or successive extensions, renewals, substitutions or replacements), in whole or in part, of any Lien referred to in this clause (17) or the preceding clauses (1) through (16), or any Liens that secure an extension, renewal, replacement, refinancing or refunding (including any successive extensions, renewals, replacements, refinancings or refundings) of any Indebtedness within 12 months of the maturity, retirement or other repayment or prepayment of the Indebtedness (including any such repayment pursuant to amortization obligations with respect to such Indebtedness) being extended, renewed, substituted, replaced, refinanced or refunded, which Indebtedness is or was secured by a Lien referred to in this clause (17) or the preceding clauses (1) through (16).
For the avoidance of doubt, the inclusion of specific Liens in the definition of Permitted Liens shall not create any implication that the obligations secured by such Liens constitute Indebtedness. Terms used in the foregoing definition of Permitted Liens that are defined in the UCC, including the terms accounts, consignee, consignment, consignor, deposit accounts, goods, inventory, securities accounts, security interest and proceeds shall have the meanings set forth in the UCC.
“Person”: any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, joint venture, limited liability company, Governmental Authority or other entity of whatever nature.
“Plan”: at a particular time, any employee benefit plan that is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Plan Asset Regulations”: 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.
“Platform”: the meaning set forth in Section 9.2(b).
“Prime Rate”: the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
“Property”: with respect to any Person, all of such Person’s interests in any kind of property, assets (including the capital stock in and other securities of any other Person) or revenues.
“PTE”: a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lender”: the meaning set forth in Section 9.15.
“Qualified Acquisition”: any acquisition (directly or through the acquisition of equity interests) of all or substantially all or any significant portion of the assets of a Person, an operating unit, division or line of business, or other bulk purchase transaction not prohibited under this Agreement so long as (i) the consideration, which shall be cash consideration and/or other non-equity consideration (including any assumed liabilities), equals or exceeds $400,000,000 and (ii) that the Borrower notifies the Administrative Agent in writing at least five Business Days (or such shorter period as may be reasonably acceptable to the Administrative Agent) prior to the consummation of such acquisition that such acquisition shall be a “Qualified Acquisition” for purposes of this Agreement along with a certificate signed by a Responsible Officer of the Borrower setting forth a calculation of (x) the Total Leverage Ratio immediately prior to such Qualified Acquisition and (y) the Total Leverage Ratio after giving pro forma effect to such Qualified Acquisition; provided that if the Borrower publicly announces such Qualified Acquisition later than five Business Days prior to consummation of the Qualified Acquisition, the Borrower shall deliver such notice (and certificate, if applicable) on the date of announcement.
“Rating Agencies”: each of Moody’s, S&P and Fitch.
“RBA Audit Score”: a Key Performance Indicator measured by RBA Audit Score Average.

“RBA Audit Score Average”: the average of the Responsible Business Alliance (RBA) Validated Assessment Program (VAP) audit scores received by the manufacturing locations of the Borrower and its Subsidiaries at the applicable calendar year end.
“RBA Audit Score Average Applicable Margin Adjustment Amount”: with respect to RBA Audit Score for any calendar year, (a) positive 1.67 basis points if the RBA Audit Score Average as set forth in the Sustainability Pricing Certificate is less than the Partially Successful Completion Threshold for such calendar year, (b) zero basis points if the RBA Audit Score Average as set forth in the Sustainability Pricing Certificate is less than the Successful Completion Threshold and is greater than or equal to the Partially Successful Completion Threshold for such calendar year; and (c) negative 1.67 basis points if the RBA Audit Score Average as set forth in the Sustainability Pricing Certificate is equal to or greater than the Successful Completion Threshold for such calendar year.
“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is ~~LIBOR, 11:00 a.m. (London~~the Term SOFR Reference Rate, 5:00 p.m. (Eastern time) on the day that is two ~~London banking~~U.S. Government Securities Business ~~d~~Days preceding the date of such setting~~, and~~ or (2) if such Benchmark is not ~~LIBOR~~the Term SOFR Reference Rate, the time determined by the Administrative Agent in its reasonable discretion.
“Refinancing” shall mean the repayment, repurchase, redemption, defeasance or other discharge of the Existing Credit Agreement and the termination and release of any security interests and guarantees in connection therewith.
“Regulatory Change” with respect to each calendar year and in relation to any Key Performance Indicator, a policy change, on which the Borrower and its Subsidiaries has no recourse or ability to act upon, which affects, significantly, whether positively and / or negatively, one or more of the KPI Metrics.
“Relevant Governmental Body”: the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.
“Register”: the meaning set forth in Section 9.6(b)(iv).
“Regulation U”: Regulation U of the Board of Governors as in effect from time to time.
“Related Persons”: with respect to any Indemnitee, any Affiliate of such Indemnitee and any officer, director, employee, representative or agent of such Indemnitee or Affiliate thereof, in each case that has provided any services in connection with the transactions contemplated under this Agreement and the other Loan Documents.

“Reportable Event”: any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty (30) day notice period is waived under any regulation promulgated by the PBGC.
“Required Lenders”: at any time, Lenders holding more than 50% of the aggregate unpaid principal amount of the Term Loans then outstanding and unused Term Commitments; provided that whenever there are one or more Defaulting Lenders, the total outstanding Term Loans and unused Term Commitments of each Defaulting Lender shall be excluded for purposes of making any determination of Required Lenders.
“Requirement of Law”: as to any Person, the certificate of incorporation and bylaws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Resolution Authority”: an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer”: the chief executive officer, any president, any vice president, the chief financial officer, the treasurer, any assistant treasurer, the secretary or any assistant secretary of the Borrower.
“Restricted Subsidiary”: each Subsidiary of the Borrower, (i) at least 80% of the Voting Stock of which is owned by the Borrower or one or more Subsidiaries of which at least 80% of the Voting Stock is owned directly or indirectly by the Borrower and (ii) is not an Unrestricted Subsidiary, provided that, for purposes of clause (i), any Voting Stock owned by a Subsidiary of the Borrower that is not a Restricted Subsidiary based on the foregoing clause shall be excluded.
“S&P”: Standard & Poor’s Ratings Services, and any successor to its rating agency business.
“Sanctioned Country”: at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea and Syria).
“Sanctioned Person”: at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, by the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b), or (d) any Person otherwise the subject of any Sanctions.
“Sanctions”: all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom.
“Scope 1 Emissions”: emissions represented in metric tons CO2e from the Borrower and its Subsidiaries’ direct operations, including the manufacturing process, onsite combustion and refrigeration and cooling, with such emissions data collected and calculated in alignment with the Greenhouse Gas Protocol: A Corporate Accounting and Reporting Standard (Revised Edition).
“Scope 2 Emissions”: emissions represented in metric tons CO2e from purchased electricity consumed by the Borrower and its Subsidiaries, with such emissions data collected and calculated in alignment with the Greenhouse Gas Protocol: A Corporate Accounting and Reporting Standard (Revised Edition).
“SEC”: the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.
“Securities Act”: the Securities Act of 1933, as amended, or any successor statute or statutes thereto.
“Significant Subsidiary”: any Subsidiary that is a “significant subsidiary” of the Borrower as defined under clauses (1) or (2) of Rule 1-02(w) of Regulation S-X under the Exchange Act; provided that references to “10 percent” in clauses (1) and (2) of such definition shall be replaced with “20 percent”.
“Single Employer Plan”: any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.
“SOFR”: ~~with respect to any Business Day,~~ a rate ~~per annum~~ equal to the secured overnight financing rate ~~for such Business Day published~~as administered by the SOFR Administrator ~~on the SOFR Administrator’s Website at approximately 8:00 a.m. (New York City time) on the immediately succeeding Business Day.~~.
“SOFR Administrator”: the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
~~“SOFR Administrator’s Website”: the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.~~
“SOFR Loan”: Term Loans the rate of interest applicable to which is based upon Adjusted Term SOFR.
“SOFR Term Borrowing”: a Borrowing of Term Loans that are SOFR Loans.

“Solvent”: when used with respect to any Person and its Subsidiaries, means that, as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person and its Subsidiaries on a consolidated basis will, as of such date, exceed the amount of all “liabilities of such Person and its Subsidiaries on a consolidated basis, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person and its Subsidiaries will, as of such date, be greater than the amount that will be required to pay the probable liability of such Person and its Subsidiaries on a consolidated basis on its debts as such debts become absolute and matured, (c) such Person and its Subsidiaries on a consolidated basis will not have, as of such date, an unreasonably small amount of capital with which to conduct their business, and (d) such Person and its Subsidiaries will be able to pay their debts as they mature. For purposes of this definition, (i) “debt” means liability on a “claim”, and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.
“Specified Fiscal Quarters”: the fiscal quarters of the Borrower ending August 31, 2023, November 30, 2023, February 29, 2024, May 30, 2024, and August 29, 2024.
“Stated Maturity”: October 30, 2024.
“Subsidiary”: with respect to any specified Person:
(1)    any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
(2)    any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).
“Subsidiary Guaranty”: a guarantee agreement between a Subsidiary and Administrative Agent providing for a Guarantee of the Obligations by such Subsidiary, in such form as the Administrative Agent, the Borrower and such Subsidiary shall deem appropriate.
“Successful Completion Threshold” with respect to each calendar year, the number or percentage set forth in Schedule 1.3 (Sustainability Performance Thresholds)

in the row labeled “Successful Completion Threshold” for the applicable Key Performance Indicator for the applicable calendar year.
“Sustainability Adjustment Date”: the date that is five Business Days following receipt from the Administrative Agent of the Sustainability Pricing Certificate in accordance with Section 5.2(d) for the applicable calendar year or the date that is 180 days after the end of the applicable calendar year if the Borrower fails to or elects not to deliver a Sustainability Pricing Certificate for such calendar year.
“Sustainability Applicable Rate Adjustment”: at any date, the applicable rate per annum determined in accordance with the Sustainability Margin Adjustment.
“Sustainability Margin Adjustment”: with respect to any calendar year, an amount (whether positive, negative or zero), equal to the sum of (a) GHG Emissions Intensity Applicable Margin Adjustment Amount, plus (b) the RBA Audit Score Average Applicable Margin Adjustment Amount, plus (c) Waste Diversion Applicable Margin Adjustment Amount, in each case for such calendar year.
“Sustainability Performance Thresholds”: the Borrower’s objectives to improve or maintain over a certain level the KPI Metric of each of the Key Performance Indicators as reflected in the Sustainability Pricing Certificate, and specified in Schedule 1.3 (Sustainability Performance Thresholds).
“Sustainability Pricing Certificate”: a certificate signed by a duly elected Responsible Officer of the Borrower which shall be delivered by the Borrower once per calendar year to the Administrative Agent and Sustainability Structuring Agent pursuant to Section 5.2(d) substantially in the form of Exhibit I attaching (a) true and correct copies of the KPI Metrics Report for the immediately preceding calendar year and setting forth the Sustainability Margin Adjustment and (b) a review report of the KPI Metrics Auditor confirming that the KPI Auditor is not aware of any material modifications that should be made to such computations in order for them to be presented in all material respects in conformity with the applicable reporting criteria.
“Sustainability Pricing Certificate Inaccuracy”: as defined in Section 2.25(d).
“Sustainability Structuring Agent”: Credit Agricole Corporate and Investment Bank or any successor thereto.
“Syndication Agent”: Oversea-Chinese Banking Corporation Limited, Los Angeles Agency or any successors thereto.
“Taxes”: all present or future taxes, levies, imposts, duties, deductions, charges, assessments, fees, withholdings or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Loan”: the meaning set forth in Section 2.1.
“Term Commitment”: with respect to each Lender, the obligation of such Lender, if any, to make Term Loans in an aggregate principal amount not to exceed the amount set forth opposite its name on Schedule 1.1 annexed hereto under the heading “Term Commitment Amounts”.
“Term Loan Maturity Date”: the earlier to occur of (a) the Stated Maturity and (b) the acceleration of the Term Loans.
“Term Percentage”: as to any Lender at any time, the percentage which such Lender’s Term Commitment then constitutes of the aggregate Term Commitments (or, at any time after the making of the Term Loans on the Closing Date, the percentage which the aggregate principal amount of such Lender’s Term Loans then outstanding constitutes of the aggregate principal amount of all Term Loans then outstanding).
“Term SOFR”:
(a)    for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Eastern time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and
(b)    for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Eastern time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate SOFR Determination Day.

“Term SOFR Adjustment”: for any calculation with respect to a SOFR Loan or the SOFR prong of a Base Rate Loan, a percentage per annum as set forth below for the applicable Type of such Loan and (if applicable) Interest Period therefor:

Interest Period	Percentage
One month	0.11448%
Three months	0.26161%
Six months	0.42826%
“Term SOFR Administrator”: CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR~~”: for the applicable Corresponding Tenor as of the applicable Reference Time,~~ Reference Rate”: the forward-looking term rate based on SOFR ~~that has been selected or recommended by the Relevant Governmental Body~~.
“Total Leverage Ratio”: as of the of the date of determination thereof, the ratio of Indebtedness of the Borrower and its Consolidated Subsidiaries as of such date to Consolidated EBITDA of the Borrower for such Measurement Period.
“Total Net Leverage Ratio”: as of the date of determination thereof, the ratio of (a) Indebtedness of the Borrower and its Consolidated Subsidiaries as of such date minus the Unrestricted Cash, Cash Equivalent and Marketable Securities Amount as of such date, to (b) Consolidated EBITDA of the Borrower for such Measurement Period.
“Trademarks”: (i) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, domain names, and other source or business identifiers, and all goodwill associated therewith, all registrations and recordings thereof, and all applications in connection therewith (other than “intent to use” applications), whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, and (ii) the right to obtain all renewals thereof.
“Trademark License”: any agreement, whether written or oral, providing for the grant by or to Borrower or any Guarantor of any right to use any Trademark.
“Transferee”: any Assignee or Participant.
“Type”: when used in reference to any Term Loan or Borrowing, refers to whether the rate of interest on such Term Loan, or on the Term Loans comprising such Borrowing, is determined by reference to the Base Rate or ~~the Eurodollar Rate~~Adjusted Term SOFR.
“UCC”: the Uniform Commercial Code as in effect from time to time in the State of New York.

“UK Financial Institution”: any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority”: the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement”: the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“United States”: the United States of America.
“Unrestricted Cash, Cash Equivalent and Marketable Securities Amount”: as of the date of determination thereof, the aggregate amount of unrestricted cash, cash equivalents and Investment Grade Debt, as determined in accordance with GAAP and reported on the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the last day of the most recently ended fiscal quarter of the Borrower for which financial statements are available.
“Unrestricted Subsidiary”: (1) any Subsidiary of the Borrower listed on Schedule 1.2, (2) any Subsidiary of the Borrower designated by the Borrower as an Unrestricted Subsidiary pursuant to Section 5.7 subsequent to the Closing Date, until such Person ceases to be an Unrestricted Subsidiary of the Borrower in accordance with Section 5.7 and (3) any Subsidiary of an Unrestricted Subsidiary.
“U.S. Government Securities Business Day”: any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“Voting Stock”: all classes of capital stock or other interests (including partnership interests) of a Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.
“Waste”: a Key Performance Indicator measured by Waste Diversion.
“Waste Diversion”: for each calendar year, expressed as a percentage, the Borrower and its Subsidiaries’ (i) hazardous and non-hazardous waste represented in kilograms diverted from landfill through on-site reuse, off-site reuse, recycling, composting, and recovery (including incineration with energy recovery) divided by (ii) total waste represented in kilograms.
“Write-Down and Conversion Powers”: (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
“Waste Diversion Applicable Margin Adjustment Amount”: with respect to Waste for any calendar year, (a) positive 1.67 basis points if the Waste Diversion as set forth in the Sustainability Pricing Certificate is less than the Partially Successful Completion Threshold for such calendar year, (b) zero basis points if the Waste Diversion as set forth in the Sustainability Pricing Certificate is less than the Successful Completion Threshold and is greater than or equal to the Partially Successful Completion Threshold for such calendar year; and (c) negative 1.67 basis points if the Waste Diversion as set forth in the Sustainability Pricing Certificate is equal to or greater than the Successful Completion Threshold for such calendar year.
1.2.    Other Definitional Provisions.
(a)    Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.
(b)    As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (ii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings) and (iii) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights.
(c)    The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.
(d)    The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. References to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time to the extent permitted herein.

Except as otherwise provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP.
1.3.    Delivery of Notices. Any reference to a delivery or notice date that is not a Business Day shall be deemed to mean the next succeeding day that is a Business Day.
1.4.    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
Section 2_____
The Credits
2.1.    Term Commitments. Subject to the terms and conditions hereof, each Lender severally agrees to make term loans in Dollars (a “Term Loan”) to the Borrower on the Closing Date in an amount equal to the amount of the Term Commitment of such Lender. The Term Loans may from time to time be ~~Eurodollar~~SOFR Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.12.
2.2.    Term Loans. Each Lender at its option may make any ~~Eurodollar~~SOFR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Term Loan by designating such branch or Affiliate as its lending office; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Term Loan in accordance with the terms of this Agreement.
2.3.    Requests for Term Loan Borrowings. The Borrower shall give the Administrative Agent irrevocable notice substantially in the form of Exhibit B hereto (which notice must be received by the Administrative Agent (a) in the case of a ~~Eurodollar~~SOFR Borrowing, not later than 1:00 p.m., New York City time two (2) Business Days prior to the proposed Borrowing, or (b) in the case of a Base Rate Borrowing, not later than 12:00 p.m., New York City time, on the date of the proposed Borrowing (which shall be a Business Day)) requesting that the applicable Lenders make the Term Loans on the requested Borrowing Date. Each such Borrowing Request shall be irrevocable and shall be signed by a Responsible Officer of the Borrower. Each such Borrowing Request shall specify the following information:
(i) the aggregate amount of the requested Borrowing;
(ii) the Borrowing Date;
(iii) whether such Borrowing is to be a Base Rate Borrowing or a ~~Eurodollar~~SOFR Borrowing;

(iv) in the case of a ~~Eurodollar~~SOFR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and
(v) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.5.
If no election as to the Type of Term Loan Borrowing is specified, then the requested Term Loan Borrowing shall be a Base Rate Borrowing. If no Interest Period is specified with respect to any requested ~~Eurodollar~~SOFR Term ~~Loan~~ Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Term Loan to be made as part of the requested Borrowing.
2.4.    [Reserved].
2.5.    Funding of Term Loan Borrowings.
(a)    Each Lender shall make each Term Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Term Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained at a financial institution reasonably acceptable to the Administrative Agent and designated by the Borrower in the applicable Borrowing Request.
(b)    Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s Term Loan to be made as part of the requested Borrowing, the Administrative Agent may assume that such Lender has made such Term Loan available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its Term Loan available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to Base Rate Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Term Loan included in such Borrowing.
2.6.    Termination and Reduction of Term Commitments. Unless previously terminated, the Term Commitments shall terminate upon the making of the Term Loans on the Closing Date.

2.7.    Repayment of Term Loans; Evidence of Debt.
(a)    The Borrower hereby unconditionally promises to pay the Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan made by such Lender on the Term Loan Maturity Date.
(b)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing Indebtedness of the Borrower to such Lender resulting from each Term Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.
(c)    The Administrative Agent shall, in respect of this Agreement, record in the Register, with separate sub-accounts for each Lender, (i) the amount and Borrowing Date of each Term Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any payment received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.
(d)    The entries made in the Register and the accounts of each Lender maintained pursuant to Sections 2.7(b) and (c) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded absent manifest error; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Term Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.
(e)    If so requested after the Closing Date by any Lender by written notice to the Borrower (with a copy to the Administrative Agent), the Borrower will execute and deliver to such Lender, promptly after the Borrower’s receipt of such notice, a Note to evidence such Lender’s Term Loans in form and substance reasonably satisfactory to the Lender and the Borrower.
2.8.    Interest Rates and Payment Dates.
(a)    Each ~~Eurodollar~~SOFR Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to ~~the Eurodollar Rate~~Adjusted Term SOFR determined for such Interest Period plus the Applicable Margin.
(b)    Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate from time to time plus the Applicable Margin.
(c)    Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default under Section 7.1(a) or (b), at any time after the date on which any principal amount of any Term Loan is due and payable (whether on the maturity date therefor, upon acceleration or otherwise), or after any other monetary Obligation of the Borrower or any other Loan Party shall have become due and payable, and, in each case, for so long as such overdue Obligation remains unpaid, the Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such unpaid overdue amounts at a rate per annum equal to (i) in the case of overdue principal on any Term Loan, the rate of interest that otherwise would be applicable to such Term Loan plus 2% per annum and (ii) in the case of overdue interest, fees, and other monetary Obligations, the rate then applicable to Base Rate Loans plus 2% per annum.
(d)    Interest shall be payable in arrears on each Interest Payment Date; provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.
2.9.    Computation of Interest and Fees.
(a)    Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to Base Rate Loans, when the Base Rate is based on the Prime Rate the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of ~~a Eurodollar Rate~~Adjusted Term SOFR. Any change in the interest rate on a Term Loan resulting from a change in the Base Rate ~~or the Eurocurrency Reserve Requirements~~ shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.
(b)    Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.
(c)    If, as a result of any restatement of public disclosure, inaccuracy in any certificate delivered or similar miscalculation of the KPI Metrics and an increase in the Applicable Margins for such period would result from proper calculations based thereon, the Borrower shall retroactively be obligated to pay (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower Debtor Relief Laws, automatically and without further action by the Administrative Agent or any Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period.
2.10.    Benchmark Replacement Setting.
(a)    Subject to clauses (b), (c), (d), (e) and (f) of this Section 2.10, if prior to the first day of any Interest Period:
(i)    the Administrative Agent shall have reasonably determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining ~~the Eurodollar Rate~~Adjusted Term SOFR for such Interest Period, or
(ii)    the Administrative Agent shall have received notice from the Required Lenders that ~~the Eurodollar Rate~~Adjusted Term SOFR determined or to be determined for such Interest Period in good faith by such Required Lenders will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Term Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any ~~Eurodollar~~SOFR Loans hereunder requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Term Loans hereunder that were to have been converted on the first day of such Interest Period to ~~Eurodollar~~SOFR Loans shall be continued as Base Rate Loans and (z) any outstanding ~~Eurodollar~~SOFR Loans hereunder shall be converted, on the last day of the then-current Interest Period, to Base Rate Loans;
provided that if the circumstances giving rise to such notice shall cease or otherwise become inapplicable to such Required Lenders, then such Required Lenders shall promptly give notice of such change in circumstances to the Administrative Agent and the Borrower. Until such notice has been withdrawn by the Administrative Agent, no further ~~Eurodollar~~SOFR Loans hereunder shall be made or continued as such, nor shall the Borrower have the right to convert Term Loans hereunder to ~~Eurodollar~~SOFR Loans.
(b)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event ~~or an Early Opt-in Election, as applicable,~~ and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) ~~or (2)~~ of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (~~3~~2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(c)    Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(d)    Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event ~~or an Early Opt-in Election, as applicable,~~ and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (e) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section titled “Benchmark Replacement Setting,” including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section titled “Benchmark Replacement Setting.”
(e)    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR ~~or LIBOR~~) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(f)    Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a ~~Eurodollar~~SOFR Borrowing of, conversion to or continuation of ~~Eurodollar~~SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.
The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability in respect of (a) the monitoring, determination or verification of the unavailability or cessation of ~~LIBOR~~SOFR (or other applicable Benchmark), (b) the administration of, submission of or any other matter related to the reference rate or any spread adjustment, any component definition thereof or rates referenced in the definition thereof or any alternative, comparable or successor rate or adjustment thereto (including any then-current Benchmark, any Benchmark Replacement or any Benchmark Replacement Adjustment), including whether the composition or characteristics of any such alternative, comparable or successor rate or adjustment (including any Benchmark Replacement or any Benchmark Replacement Adjustment) will be similar to, or produce the same value of economic equivalence of, reference rate, any other Benchmark or any Benchmark Replacement Adjustment, or (b) the effect, implementation or composition of any Benchmark Replacement Conforming Changes.
2.11.    Prepayment of Term Loans.
(a)    Subject to the provisos below, the Borrower may at any time and from time to time prepay the Term Loans, in whole or in part, without premium or penalty, upon irrevocable notice, which shall be in substantially the firm attached hereto as Exhibit G, delivered to the Administrative Agent prior to 10:00 A.M., New York City time on the same Business Day, which notice shall specify the date and amount of prepayment and whether the prepayment is of ~~Eurodollar~~SOFR Loans or Base Rate Loans; provided that if a ~~Eurodollar~~SOFR Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.17. Upon receipt of any such notice of prepayment, the Administrative Agent shall notify each relevant Lender thereof on the date of receipt of such notice. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of prepayments of Term Loans maintained as Base Rate Loans) accrued interest to such date on the amount prepaid. Partial prepayments shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if less, the then outstanding principal amount of Term Loans). The application of any prepayment pursuant to this Section 2.11(a) shall be made, first, to Base Rate Loans of the respective Lenders (and of the respective tranche, if there are multiple tranches) and, second, to ~~Eurodollar~~SOFR Loans of the respective Lenders (and of the respective tranche, if there are multiple tranches). A notice of prepayment of all outstanding Term Loans pursuant to this Section 2.11(a) may state that such notice is conditioned upon the effectiveness of other credit facilities, securities offerings or other transactions, the proceeds of which will be used to refinance in full this Agreement, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

2.12.    Conversion and Continuation Options.
(a)    The Borrower may elect from time to time to convert ~~Eurodollar~~SOFR Loans to Base Rate Loans by giving the Administrative Agent prior irrevocable notice, in substantially the form attached hereto as Exhibit F, of such election no later than 12:00 Noon, New York City time, on the Business Day preceding the proposed conversion date, provided that any such conversion of ~~Eurodollar~~SOFR Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Base Rate Loans to ~~Eurodollar~~SOFR Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 12:00 Noon, New York City time, on the third (3rd) Business Day preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor), provided that no Base Rate Loan may be converted into a ~~Eurodollar~~SOFR Loan when any Event of Default has occurred and is continuing and the Administrative Agent or the Required Lenders have determined in its or their sole discretion not to permit such conversions. Upon receipt of any such notice, the Administrative Agent shall promptly notify each relevant Lender thereof.
(b)    Subject to the final sentence of this Section 2.12(b), any ~~Eurodollar~~SOFR Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice no later than 12:00 Noon, New York City time, on the third (3rd) Business Day preceding the proposed continuation date to the Administrative Agent, in substantially the form attached hereto as Exhibit F, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Term Loans, provided that no ~~Eurodollar~~SOFR Loan may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuations, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such ~~Eurodollar~~SOFR Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice, the Administrative Agent shall promptly notify each relevant Lender thereof. The Borrower may provide in a Borrowing Request that, for each Interest Period ending on and after June 14, 2021, the Borrower elects for the then outstanding principal amount of the Term Loans to be automatically continued for an Interest Period of one month and such Borrowing Request shall constitute notice of continuation as required under this Section 2.12(b); provided that (i) the Borrower agrees that if prior to the time of any such continuation any Event of Default has occurred and is continuing or will (immediately after giving effect to such continuation) occur and be continuing, it will immediately notify the Administrative Agent and (ii) prior to the time of any such automatic continuation, unless the Administrative Agent receives written notice to the contrary from the Borrower, the Borrower shall be deemed to certify that no Event of Default has occurred or is continuing
2.13.    Limitations on ~~Eurodollar~~Adjusted Term SOFR Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of ~~Eurodollar~~SOFR Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that no more than ten different Interest Periods of Term Loans be outstanding at any one time (unless a greater number of Interest Periods is permitted by the Administrative Agent).
2.14.    Pro Rata Treatment, etc.
(a)    Except as otherwise provided herein, the Term Loan Borrowing on the Closing Date shall be made pro rata among the Lenders.
(b)    Except as otherwise provided herein, each payment (including each prepayment) by the Borrower on account of principal or interest of the Term Loans shall be made pro rata according to the respective outstanding principal amounts of such Term Loans then held by the applicable Lenders.
(c)    All payments by the Borrower hereunder and under the Notes shall be made in Dollars in immediately available funds without setoff or counterclaim at the Funding Office of the Administrative Agent by 2:00 P.M., New York City time, on the date on which such payment shall be due, provided that if any payment hereunder would become due and payable on a day other than a Business Day such payment shall become due and payable on the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. Interest in respect of any Term Loan hereunder shall accrue from and including the date of such Term Loan to but excluding the date on which such Term Loan is paid in full.
(d)    Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three (3) Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.
2.15.    Requirements of Law.
(a)    If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case, made subsequent to the Closing Date (including, but not limited to, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and, in each case, all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking

Supervision (or any successor or similar authority) or the United States or foreign Governmental Authorities, in each case pursuant to Basel III):
(i)    shall subject the Administrative Agent, any Lender to any Tax of any kind whatsoever with respect to this Agreement or any ~~Eurodollar~~SOFR Loan made by it (except for Non-Excluded Taxes or Other Taxes covered by Section 2.16 and any Excluded Taxes);
(ii)    shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of ~~the Eurodollar Rate~~Adjusted Term SOFR; or
(iii)    shall impose on any such Lender or the London interbank market (by reasons of such Lender’s participation in the London interbank market) any other condition, cost or expense (other than Taxes) affecting this Agreement or Term Loans made by such Lender;
and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender deems to be material, of making, converting into, continuing or maintaining ~~Eurodollar~~SOFR Loans, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.
(b)    If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or liquidity requirements or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy or liquidity requirements (whether or not having the force of law) from any Governmental Authority made subsequent to the Closing Date shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy or liquidity requirements) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.
(c)    A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. Notwithstanding anything to the contrary in this Section 2.15, the Borrower shall not be required to compensate any Lender pursuant to this Section 2.15 for any amounts incurred more than 180 days prior to the date that such Lender notifies the Borrower of such Lender’s intention to claim compensation therefor; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such 180 days period shall be extended to include the period of such retroactive effect. The obligations of the Borrower pursuant to this Section 2.15 shall survive the termination of this Agreement and the payment of the Term Loans and all other amounts payable hereunder.
2.16.    Taxes.
(a)    Unless required by applicable law (as determined in good faith by the applicable withholding agent), all payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any Taxes, excluding (i) Taxes imposed on or measured by net income (however denominated), gross receipts Taxes (imposed in lieu of net income Taxes) and franchise Taxes (imposed in lieu of net income Taxes) imposed on the Administrative Agent or any Lender as a result of such recipient (A) being organized or having its principal office in the applicable taxing jurisdiction, or in the case of any Lender, having its applicable lending office in such jurisdiction, or (B) having any other present or former connection with the applicable taxing jurisdiction (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered, become a party to, or performed its obligations or received a payment under, or enforced, and/or engaged in any activities contemplated with respect to this Agreement or any other Loan Document); (ii) any Taxes in the nature of the branch profits tax within the meaning of Section 884 of the Code imposed by any jurisdiction described in clause (i) above; (iii) other than in the case of an assignee pursuant to a request by the Borrower under Section 2.22 hereof, any U.S. federal withholding tax except (A) to the extent such withholding tax results from a change in a Requirement of Law after the recipient became a party hereto or changed its lending office or (B) to the extent that such recipient’s assignor (if any) was entitled immediately prior to such assignment or such recipient was entitled immediately prior to changing its lending office to receive additional amounts from any Loan Party with respect to such withholding tax pursuant to this Section 2.16(a); (iv) any withholding Tax that is attributable to the recipient’s failure to comply with Section 2.16(e) hereof; and (v) any withholding Taxes imposed pursuant to FATCA. If any such non-excluded Taxes (“Non-Excluded Taxes”) or Other Taxes are required by law to be withheld by the applicable withholding agent from any amounts payable to the Administrative Agent or any Lender hereunder, or under any other Loan Document: (x) the amounts so payable by the applicable Loan Party to the Administrative Agent or such Lender shall be increased to the extent necessary so that after all required deductions for Non-Excluded Taxes and Other Taxes (including deductions for Non-Excluded Taxes and Other Taxes applicable to additional sums payable under this Section 2.16) have been made, the Lender (or, in the case of any payment made to the Administrative Agent for its own account, the Administrative Agent) receives an amount equal to the sum it would have received had no such deduction or withholding for Non-Excluded Taxes and Other Taxes been made, (y) the applicable withholding agent shall make such deductions, and

(z) the applicable withholding agent shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
Notwithstanding anything to the contrary contained in this Section 2.16(a) or Section 2.16(b), unless the Administrative Agent or a Lender gives notice to the applicable Loan Party that such Loan Party is obligated to pay an amount under Section 2.16(a) or Section 2.16(b) within 180 days of the later of (x) the date the applicable party incurs the Taxes or (y) the date the applicable party has knowledge of its incurrence of the Taxes, then such party shall not be entitled to be compensated for any penalties, interest or expenses relating to such Taxes, except to the extent such penalties, interest or expenses arise or accrue on or after the date that occurs 180 days prior to the date such party gives notice to the applicable Loan Party, but if the circumstances giving rise to such claim have a retroactive effect (e.g., in connection with the audit of a prior tax year), then such 180 day period shall be extended to include such period of retroactive effect.
(b)    In addition, the relevant Loan Party shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
(c)    Whenever any Taxes are payable by a Loan Party pursuant to this Section 2.16, as promptly as possible thereafter such Loan Party shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received, if any, by the Borrower or other documentary evidence showing payment thereof.
(d)    The Borrower shall indemnify the Administrative Agent and each Lender (within 10 days after demand therefor) for the full amount of any Non-Excluded Taxes or Other Taxes (including Non-Excluded Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.16), and for any reasonable expenses arising therefrom or with respect thereto, that may become payable by the Administrative Agent or any Lender, whether or not such Non-Excluded Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that the Borrower shall not be obligated to indemnify the Administrative Agent or any Lender for any penalties, interest or expenses relating to Non-Excluded Taxes or Other Taxes to the extent that such penalties, interest or expenses are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such party’s gross negligence or willful misconduct. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)    Each Lender shall, at such times as are reasonably requested by the Borrower or the Administrative Agent, provide the Borrower and the Administrative Agent with any documentation prescribed by law, or reasonably requested by the Borrower or the Administrative Agent, certifying as to any entitlement of such Lender to an exemption from, or reduction in, any withholding Tax with respect to any payments to be made to such Lender under the Loan Documents. In addition, each Lender shall, at such times as reasonably requested by the Borrower or the Administrative Agent, deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Each such Lender shall, whenever a lapse in time or change in circumstances renders any such documentation (including any documentation specifically referenced below) expired, obsolete or inaccurate in any material respect, or upon the reasonable request of the Borrower or the Administrative Agent, deliver promptly to the Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the applicable withholding agent) or promptly notify the Borrower and the Administrative Agent of its legal ineligibility to do so. Unless the applicable withholding agent has received forms or other documents satisfactory to it indicating that payments under any Loan Document to or for a Lender are not subject to withholding tax or are subject to such Tax at a rate reduced by an applicable tax treaty, the Borrower, Administrative Agent or other applicable withholding agent shall withhold amounts required to be withheld by applicable law from such payments at the applicable statutory rate. Each Lender hereby authorizes the Administrative Agent to deliver to the Borrower and to any successor Administrative Agent any documentation provided to the Administrative Agent pursuant to this Section 2.16(e).
Without limiting the generality of the foregoing:
(i)    Each Lender that is a “United States person” (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement two properly completed and duly signed original copies of Internal Revenue Service Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding.
(ii)    Each Lender that is not a “United States person” (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement whichever of the following is applicable:
(A)    two duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor forms) claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,
(B)    two duly completed copies of Internal Revenue Service Form W-8ECI (or any successor forms),
(C)    in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate, in substantially the form of Exhibit E (any such certificate a “United States Tax Compliance Certificate”), or any other form approved by the Administrative Agent, to the effect that such Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section

881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and that no payments in connection with the Loan Documents are effectively connected with such Lender’s conduct of a U.S. trade or business and (y) two duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor forms),
(D)    to the extent a Lender is not the beneficial owner (for example, where the Lender is a partnership, or is a Lender that has granted a participation), Internal Revenue Service Form W-8IMY (or any successor forms) of the Lender, accompanied by a Form W-8ECI, W-8BEN or W-8BEN-E, United States Tax Compliance Certificate, Form W-9, Form W-8IMY (or other successor forms) or any other required information from each beneficial owner, as applicable (provided that, if the Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners are claiming the portfolio interest exemption, the United States Tax Compliance Certificate shall be provided by such Lender on behalf of such direct or indirect partner(s)), or
(E)    any other form prescribed by applicable requirements of U.S. federal income tax law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable requirements of law to permit the Borrower and the Administrative Agent to determine the withholding or deduction required to be made.
(iii)    If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their FATCA obligations, to determine whether such Lender has or has not complied with such Lender’s FATCA obligations and to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certificate or promptly notify the Loan Parties and the Administrative Agent in writing of its legal inability to do so. Notwithstanding any other provision of this clause (e), a Lender shall not be required to deliver any forms, documentation or other information that such Lender is not legally eligible to deliver.

(f)    If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of any Non-Excluded Taxes or Other Taxes as to which it has been indemnified by a Loan Party or with respect to which a Loan Party has paid additional amounts pursuant to this Section 2.16, it shall pay over such refund the applicable Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 2.16 with respect to the Non-Excluded Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund, net of any Taxes payable by the Administrative Agent or such Lender); provided that the applicable Loan Party, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender, as the case may be, is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its Taxes which it deems confidential) to the Borrower or any other Person.
(g)    The agreements in this Section 2.16 shall survive the termination of this Agreement, any assignment by or replacement of a Lender, resignation of the Administrative Agent and the payment of the Term Loans and all other amounts payable hereunder or any other Loan Document.
(h)    For the avoidance of doubt, any payments made by the Administrative Agent to any Lender shall be treated as payments made by the applicable Loan Party.
2.17.    Indemnity. The Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of ~~Eurodollar~~SOFR Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from ~~Eurodollar~~SOFR Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement, or (c) the making of a prepayment or conversion of ~~Eurodollar~~SOFR Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Term Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. Notwithstanding anything to the contrary in this Section 2.17, the Borrower shall not be required to compensate a Lender pursuant to this Section 2.17 for any amounts incurred more than 180 days prior to the date that such Lender notifies the Borrower of such Lender’s intention to claim compensation therefor; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such 180 days period shall be extended to include the period of such retroactive effect. This covenant shall survive the termination of this Agreement and the payment of the Term Loans and all other amounts payable hereunder.
2.18.    Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.15 or 2.16(a) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Term Loans affected by such event with the object of avoiding the consequences of such event; provided that such designation is made on terms that, in the good faith judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 2.15 or 2.16(a).
2.19.    Fees. The Borrower agrees to pay to the Administrative Agent (i) the fees in the amounts and on the dates as set forth in the Engagement Letter and (ii) for its own account, the annual administration fee separately agreed in writing between the Borrower and the Administrative Agent, and, in each case, to perform any other obligations contained therein.
2.20.    Nature of Fees. All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent (for the respective accounts of the Administrative Agent and the Lenders), as provided herein. Once paid, none of the Fees shall be refundable under any circumstances.
2.21.    [Reserved].
2.22.    Replacement of Lenders. The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 2.15, 2.16 or 2.17, and is unable to designate a different lending office in accordance with Section 2.18 so as to eliminate the continued need for payment of amounts owing pursuant to Sections 2.15, 2.16 or 2.17, or (b) does not consent to any proposed amendment, supplement, modification, consent or waiver of any provision of this Agreement or any other Loan Document that requires the consent of each of the Lenders or each of the Lenders affected thereby (so long as the consent of the Required Lenders (of all Term Loans) has been obtained), in each case with a replacement financial institution(s); provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) the replacement financial institution(s) shall purchase, at par, all Term Loans outstanding, Term Commitments and other amounts related thereto owing to such replaced Lender on or prior to the date of replacement, (iv) the Borrower shall be liable to such replaced Lender under Section 2.17 if any ~~Eurodollar~~SOFR Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (v) the replacement financial institution(s) (if other than a then existing Lender or an affiliate thereof) shall be reasonably satisfactory to the Administrative Agent (such consent not to be unreasonably withheld, delayed or conditioned), (vi) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 9.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (vii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.15, 2.16 or 2.17, as the case may be, and (viii) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.
2.23.    [Reserved].
2.24.    Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
(a)    Waivers and Amendments. The Term Loans and Term Commitments of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder or under any other Loan Document (including any consent to any amendment, waiver or other modification pursuant to Section 9.1); provided that any amendment, waiver or other modification requiring the consent of all Lenders or all Lenders affected thereby shall, except as otherwise provided in Section 9.1, require the consent of such Defaulting Lender in accordance with the terms hereof.
(b)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender hereunder (whether voluntary, at maturity, pursuant to Article VII or otherwise) shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default exists), to the funding of any Term Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Term Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and such Defaulting Lender irrevocably consents hereto.
(c)    Defaulting Lender Cure. If the Borrower and the Administrative Agent (unless the Administrative Agent is the Defaulting Lender) agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the applicable parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Term Loans of the other Lenders or take such other actions as the Administrative Agent (unless the Administrative Agent is the Defaulting Lender) may determine to be necessary to cause the Term Loans to be held pro rata by the Lenders in accordance with the relative amounts of their Term Commitments, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
2.25.    Sustainability Adjustments.
(a) (A) The Sustainability Margin Adjustment shall be effective on the Sustainability Adjustment Date and (B) each change in the Applicable Margin resulting from a Sustainability Pricing Certificate shall be effective during the period commencing on and including the applicable Sustainability Adjustment Date and ending on the date immediately preceding the next such Sustainability Adjustment Date.
(b)    For the avoidance of doubt, the Sustainability Pricing Certificate may be delivered only once in respect of any calendar year. It is further understood and agreed that the Applicable Margin will never be reduced or increased by more than 5.00 basis points pursuant to the Sustainability Margin Adjustment during any calendar year (the “Maximum Adjustment”). For the avoidance of doubt, any adjustment to the Applicable Margin due to a Sustainability Margin Adjustment in any calendar year shall not be cumulative year-over-year. Each applicable adjustment shall only apply until the date on which the next adjustment is due to take place.
(c)    If the Borrower fails to provide the Administrative Agent with the Sustainability Pricing Certificate or one or more of the KPI Metrics for any calendar year within the timeframe indicated in Section 5.2(d), the Applicable Margin shall be increased by 1.67 basis points for each applicable Key Performance Indicator for which a KPI Metric has not been submitted, commencing on the day by which such Sustainability Pricing Certificate was required to have been delivered pursuant to the terms of Section 5.2(d) and continuing until the Borrower submits another Sustainability

Pricing Certificate for the subsequent calendar year; provided that it is understood and agreed that the Applicable Margin will never be increased by more than the Maximum Adjustment.
(d)    If (i)(A) the Borrower or any Lender becomes aware of any material inaccuracy in any Sustainability Applicable Rate Adjustment or any KPI Metric calculation as reported in a Sustainability Pricing Certificate (any such material inaccuracy, a “Sustainability Pricing Certificate Inaccuracy”) and, in the case of any Lender, such Lender delivers, not later than 10 Business Days after obtaining knowledge thereof, a written notice to the Administrative Agent and the Sustainability Structuring Agent describing such Sustainability Pricing Certificate Inaccuracy in reasonable detail (which description shall be promptly shared with each Lender and the Borrower), or (B) the Borrower and the Lenders agree that there was a Sustainability Pricing Certificate Inaccuracy at the time of delivery of a Sustainability Pricing Certificate, and (ii) a proper calculation of the Sustainability Applicable Rate Adjustments or the KPI Metrics would have resulted in an increase in the Applicable Margin for any applicable period, the Borrower shall pay to the Administrative Agent for the account of the Lenders promptly following written demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code, automatically and without further action by the Administrative Agent, any Lender), but in any event within 10 Business Days after the Borrower has received written notice in reasonable detail of, or has agreed in writing that there was, a Sustainability Pricing Certificate Inaccuracy, an amount equal to the excess of (1) the amount of interest that should have been paid for such period over (2) the amount of interest actually paid for such period. If the Borrower becomes aware of any Sustainability Pricing Certificate Inaccuracy and, in connection therewith, if a proper calculation of the Sustainability Applicable Rate Adjustment or the KPI Metrics would have resulted in a decrease in the Applicable Margin for any period, then, upon receipt by the Administrative Agent of notice from the Borrower of such Sustainability Pricing Certificate Inaccuracy (which notice shall include corrections to the calculations of the Sustainability Applicable Rate Adjustment or the KPI Metrics, as applicable and be certified to by a Responsible Officer of the Borrower), commencing on the Business Day following receipt by the Administrative Agent of such notice, the Applicable Margin shall be adjusted to reflect the corrected calculations of the Sustainability Applicable Rate Adjustment or the KPI Metrics, as applicable. It is understood and agreed that any Sustainability Pricing Certificate Inaccuracy with respect to any applicable period shall not constitute a Default or Event of Default unless the Borrower fails to make a payment required by the foregoing terms of this Section 2.25(d) with respect to such Sustainability Pricing Certificate Inaccuracy following demand for payment by the Administrative Agent made in accordance with the foregoing terms of this Section 2.25(d). Notwithstanding anything to the contrary herein, unless such amounts shall be due upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code, (a) any additional amounts required to be paid pursuant the immediately preceding paragraph shall not be due and payable until a written demand is made for such payment by the Administrative Agent in accordance with such paragraph, (b) any nonpayment of such additional amounts prior to or upon such demand for payment by Administrative Agent shall not constitute a Default or Event of Default (whether retroactively or otherwise) and (c) none of such additional amounts shall be deemed overdue prior to such a demand or shall accrue interest at the Default Rate prior to such a demand.
(e)    Each party hereto hereby agrees that neither the Administrative Agent nor the Sustainability Structuring Agent shall have any responsibility for (or liability in respect of) reviewing, auditing or otherwise evaluating any calculation by the Borrower of any Sustainability Applicable Rate Adjustment (or any of the data or computations that are part of or related to any such calculation) set forth in the Initial KPI Metrics Report, any KPI Metrics Report or any Sustainability Pricing Certificate (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry).
(f)    In the event of a Regulatory Change in relation to any Key Performance Indicator, the Borrower and the Sustainability Structuring Agent shall negotiate in good faith, by no later than 60 days following such Regulatory Change any necessary amendment, modification or other supplement to Schedule 1.3 (Sustainability Performance Thresholds) (and any component definitions thereof). Such amendment, modification or other supplement, shall be consented to by the Administrative Agent, Sustainability Structuring Agent and the Borrower and will take effect so long as Lenders constituting Required Lenders do not object to such changes within five Business Days after notice of such proposed amendment, modification or other supplement. If the Borrower and the Structuring Sustainability Agent do not agree to any such amendment, modification or supplement following the 60 day period, then, upon the written agreement among the Sustainability Structuring Agent, the Borrower and the Administrative Agent, which will take effect so long as Lenders constituting Required Lenders do not object to such agreement within five Business Days after notice of such proposed agreement, the Sustainability Applicable Rate Adjustment shall cease to apply for the relevant Key Performance Indicator and, notwithstanding anything to the contrary herein, for all purposes hereunder, the Sustainability Applicable Rate Adjustment for such Key Performance Indicator shall be deemed to be zero. In the case such Key Performance Indicator no longer applies, the Borrower will then cease to refer to the applicable Key Performance Indicator in the Sustainability Pricing Certificate.
Section 3_____
Representations and Warranties
The Borrower represents and warrant on the Closing Date to the Administrative Agent and each Lender as follows:
3.1.    Existence; Compliance with Law. Each Loan Party (a) is duly organized, validly existing and (to the extent such concept is applicable) in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or other organization and (to the extent such concept is applicable) in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, and (d) is in compliance with all Requirements of Law, except, in the case of each of the foregoing clauses (a) through (d), to the extent that the failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
3.2.    Power; Authorizations; Enforceable Obligations. Each Loan Party has the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to obtain extensions of credit hereunder. Each Loan Party has taken all necessary organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the extensions of credit on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority is required in connection with the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (i) that have been obtained or made and are in full force and effect and (ii) to the extent that the failure to obtain any such consent, authorization, filing, notice or other act would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
3.3.    No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the borrowings hereunder and the use of the proceeds thereof (x) will not violate any Requirement of Law or any material Contractual Obligation of any Loan Party and (y) will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such material Contractual Obligation except, in the case of each of the foregoing clauses (x) and (y), to the extent that the failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
3.4.    Accuracy of Information. No statement or information contained in this Agreement, any other Loan Document, or any other document, certificate or statement, including, without limitation, with respect to the KPI Metrics and any reporting in connection therewith, furnished by or on behalf of any Loan Party to the Administrative Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the Closing Date, taken as a whole and in light of the circumstances in which made, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not materially misleading; provided that, with respect to projected financial information, each Loan Party represents only that such information was prepared in good faith based upon assumptions believed by them to be reasonable at the time delivered and, if such projected financial information was delivered prior to the Closing Date, as of the Closing Date, it being understood that any such projected financial information may vary from actual results and such variations could be material.
3.5.    No Material Adverse Effect. Since the last day of the most recently ended fiscal year of the Borrower prior to the Closing Date there has been no development or event that has had or would reasonably be expected to have a Material Adverse Effect.
3.6.    Title to Assets; Liens. The Borrower and its Restricted Subsidiaries have good and marketable title to, or a valid leasehold or easement interest in, all their other material property, taken as a whole, except for minor defects in title that do not interfere with their ability to conduct their business as currently conducted or as proposed to be conducted or to utilize such properties for their intended purposes, in each case, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and none of such property is subject to any Lien except Liens permitted under Section 6.2.
3.7.    Intellectual Property. The Borrower and its Restricted Subsidiaries own, or are licensed to use, all Intellectual Property material to the conduct of their businesses, and the use thereof by the Borrower and its Restricted Subsidiaries does not, to the knowledge of the Borrower, infringe upon, misappropriate or otherwise violate the Intellectual Property rights of any other Person, in each case except where the failure to own or license Intellectual Property, or any infringement on Intellectual Property rights would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
3.8.    Use of Proceeds. The proceeds of the Term Loans shall be utilized for the Refinancing and general corporate purposes.
3.9.    Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened (including “cease and desist” letters and invitations to take a patent license) by or against the Borrower or its Restricted Subsidiaries or against any of their respective properties, rights or revenues that, in the aggregate, would reasonably be expected to have a Material Adverse Effect.
3.10.    Federal Reserve Regulations. No part of the proceeds of any Term Loan will be used for any purpose that violates the provisions of the Regulations of the Board of Governors. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any “margin stock.”
3.11.    Solvency. The Borrower and its Subsidiaries, taken as a whole, are, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith will be, Solvent.
3.12.    Taxes. Each of the Borrower and its Restricted Subsidiaries has filed or caused to be filed all federal and state income Tax and other Tax returns that are required to be filed, except if the failure to make any such filing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and has paid all Taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other Taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any (x) the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant entity, or (y) those where the failure to pay, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect). There is no proposed Tax assessment or other claim against, and no Tax audit with respect to, the Borrower or its Restricted Subsidiaries that would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.
3.13.    ERISA. Except as, in the aggregate, does not or would not reasonably be expected to result in a Material Adverse Effect: neither a Reportable Event nor a failure to satisfy the minimum funding standard of Section 430 of the Code or Section 303 of ERISA, whether or not waived, with respect to a Plan has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all respects with the applicable provisions of ERISA and the Code; no termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period; the present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits; neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan; to the knowledge of the Borrower after due inquiry, neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from any Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made; and to the knowledge of the Borrower after due inquiry, no Multiemployer Plan is in “critical status” (within the meaning of Section 432 of the Code or Section 305 of ERISA) or Insolvent.
3.14.    Environmental Matters; Hazardous Material. There has been no matter with respect to Environmental Laws or Materials of Environmental Concern which, in the aggregate, would reasonably be expected to have a Material Adverse Effect.
3.15.    Investment Company Act; Other Regulations. Neither the Borrower nor any Restricted Subsidiary is required to register as an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended. Neither the Borrower nor any Restricted Subsidiary is subject to regulation under any Requirement of Law that limits its ability to incur Indebtedness under this Agreement and the other Loan Documents.
3.16.    Labor Matters. Except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against the Borrower or any Restricted Subsidiary pending or, to the knowledge of the Borrower, threatened; (b) hours worked by and payment made to employees of each of the Borrower and its Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from the Borrower and its Restricted Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant entity.
3.17.    Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers and directors and to the knowledge of the Borrower its employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower, any Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing, use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions.
3.18.    Affected Financial Institutions. No Loan Party is an Affected Financial Institution.
3.19.    Disclosure. As of the Closing Date, to the best knowledge of the Borrower, the information included in the Beneficial Ownership Certification provided on or prior to the Closing Date to any Lender in connection with this Agreement is true and correct in all respects.
3.20.    ERISA Event. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect.
Section 4_____
Conditions Precedent
4.1.    Conditions to the Closing Date. The obligations of the Lenders to make Term Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.1):
(a)    Loan Documents. The Administrative Agent shall have received counterparts hereof executed and delivered by the Borrower, the Administrative Agent, the Sustainability Structuring Agent, and each other Lender and Schedules to this Agreement.
(b)    Corporate Documents and Proceedings. The Administrative Agent shall have received (i) a certificate of Borrower, dated the Closing Date, substantially in the form attached hereto as Exhibit A, with appropriate insertions and attachments, including the certificate of incorporation of Borrower, and (ii) a long form good standing certificate for Borrower from its jurisdiction of organization.

(c)    No Material Adverse Effect. Since September 3, 2020, there has been no development or event that has had or would reasonably be expected to have a Material Adverse Effect.
(d)    Officer’s Certificate. The Administrative Agent shall have received a certificate, dated as of the Closing Date by a Responsible Officer of the Borrower, confirming compliance with the conditions set forth in Section 4.1(c), (k) and (l) (and covering all representations and warranties in Section 3).
(e)    Solvency Certificate. The Administrative Agent shall have received a customary certificate from the chief financial officer of the Borrower in form and substance satisfactory to the Administrative Agent certifying as to the solvency of the Borrower and its Subsidiaries on a consolidated basis after giving effect to the transactions contemplated to occur on the Closing Date.
(f)    Payment of Fees; Expenses. The Arrangers and the Administrative Agent shall have received all fees required to be paid, and all reasonable costs and expenses required to be paid and for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Closing Date.
(g)    Legal Opinion. The Administrative Agent shall have received a legal opinion from Wilson Sonsini Goodrich & Rosati P.C., counsel to the Borrower, in form and substance satisfactory to the Administrative Agent.
(h)    Refinancing. Substantially simultaneously with the Closing Date, the Refinancing shall be consummated.
(i)    Patriot Act and Beneficial Ownership Regulation. (i) The Administrative Agent shall have received, at least three (3) Business Days prior to the Closing Date, all documentation and information as is reasonably requested in writing by any Lender at least eight days prior to the Closing Date about the Borrower and its Subsidiaries that is required by U.S. Governmental Authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the Closing Date, any Lender that has requested, in a written notice to the Borrower at least 10 days prior to the Closing Date, a Beneficial Ownership Certification in relation to the Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (ii) shall be deemed to be satisfied).
(j)    Initial KPI Metrics Report. The Administrative Agent shall have received the Initial KPI Metrics Report, of which all data and information in such Initial KPI Metrics Report has been made publicly available by the Borrower via the Borrower’s annual report on environmental, social and governance issues.
(k)    Representations and Warranties. All representations and warranties contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, with the same effect as if made on and as of such date (unless stated to relate to a specific earlier date, in which case, such representations and warranties shall be true and correct in all material respects as of such earlier date) (it being understood that any representation or warranty that is qualified as to materiality or Material Adverse Effect shall be correct in all respects).
(l)    No Default. No Default or Event of Default shall have occurred and be continuing.
Section 5_____
Affirmative Covenants
Until the Term Commitments have expired or been terminated and the principal of and interest on each Term Loan and all fees payable hereunder shall have been paid in full, the Borrower covenants and agrees that:
5.1.    Financial Statements, etc. The Borrower will furnish to the Administrative Agent (for distribution to the Lenders), within 15 days after the Borrower has filed the same with the SEC, copies of the quarterly and annual reports and the information, documents and reports (or copies of such portions of any of the foregoing as the SEC may prescribe) that the Borrower may be required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (other than confidential filings, documents subject to confidential treatment and correspondence with the SEC); provided that in each case the delivery of materials to the Administrative Agent by electronic means or filing of documents pursuant to the SEC’s “EDGAR” system (or any successor electronic filing system) shall be deemed to be “furnished” with the Administrative Agent as of the time such documents are filed via the “EDGAR” system for purposes of this Section 5.1.
5.2.    Compliance Certificate; Reporting.
(a)    Promptly (and in any event within 5 Business Days) following delivery of the quarterly and annual financial statements provided for in Section 5.1 on Form 10-Q or 10-K, as applicable, a certificate of a Financial Officer of the Borrower substantially in the form of Exhibit C (y) stating no Default or Event of Default has occurred and is then continuing or, if a Default or Event of Default exists, a detailed description of the Default or Event of Default and all actions the Borrower is taking with respect to such Default or Event of Default and (z) containing calculations demonstrating the Borrower’s compliance with the covenants set forth in Section 6.6.
(b)    The Borrower will deliver to the Administrative Agent, forthwith upon any Responsible Officer becoming aware of any Default or Event of Default (which shall be no more than five (5) Business Days following the date on which the Responsible Officer becomes aware of such Default or Event of Default), an officer’s certificate of a Responsible Officer of the Borrower specifying such Default or Event of Default and what action the Borrower is taking or proposes to take with respect thereto.
(c)    Promptly following any request therefor, the Borrower will deliver information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial

Ownership Regulation. Promptly following any request therefor, the Borrower shall provide written notice of any change in the list of beneficial owners identified in the most recent Beneficial Ownership Certification delivered to Administrative Agent or a Lender.
(d)    as soon as available and in any event within 180 days following the end of each calendar year (commencing with the calendar year ending December 31, 2021, the Borrower will furnish to the Administrative Agent a Sustainability Pricing Certificate for the most recently-ended calendar year; provided, however, that for any calendar year the Borrower may elect not to deliver a Sustainability Pricing Certificate, and such election shall not constitute a Default or Event of Default under this Agreement (but such failure to so deliver a Sustainability Pricing Certificate by the end of such 180-day period shall result in the Sustainability Applicable Rate Adjustment being applied as set forth in Section 2.25(c).
5.3.    Maintenance of Existence. The Borrower and its Restricted Subsidiaries shall (i) preserve, renew and keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain all rights, privileges and franchises reasonably necessary in the normal conduct of its business, except, in each case, (x) as otherwise permitted by Section 6.3 or (y) to the extent that failure to do so would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
5.4.    Maintenance of Insurance.
The Loan Parties will maintain insurance policies (or self-insurance) on all its property in at least such amounts and against at least such risks as are usually insured against by companies of a similar size engaged in the same or a similar business (after giving effect to any self-insurance which in the good faith judgment of management of the Borrower is reasonable and prudent in light of the size and nature of its business). Notwithstanding anything to the contrary herein, with respect to Foreign Subsidiaries that are Guarantors, the requirements of this Section 5.4 shall be deemed satisfied if the Borrower obtains insurance policies that are customary and appropriate for the applicable jurisdiction.
5.5.    Use of Proceeds. The proceeds of the Term Loans will be used only for general corporate purposes. No part of the proceeds of any Term Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Federal Reserve Board, including Regulations T, U and X.
5.6.    Compliance with Laws. The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
5.7.    Designation of Subsidiaries. The Borrower may at any time by written notice to the Administrative Agent (i) designate any Restricted Subsidiary as an Unrestricted Subsidiary or (ii) designate any Unrestricted Subsidiary as a Restricted Subsidiary; provided that no Default or Event of Default shall have occurred and be continuing or would result therefrom.

Section 6_____
Negative Covenants
Until the Term Commitments have expired or been terminated and the principal of and interest on each Term Loan and all fees payable hereunder shall have been paid in full, the Borrower covenants and agrees that:
6.1.    Limitation on Indebtedness. The Borrower will not permit any of its Restricted Subsidiaries to create, assume, incur, Guarantee or otherwise become liable for any Indebtedness, without causing such Restricted Subsidiary (excluding any Subsidiary that is not a Material Subsidiary) to become a Guarantor, other than:
(a)    Indebtedness in respect of or under the Obligations or Guarantees thereof;
(b)    Indebtedness of a Person existing at the time such Person is merged into or consolidated with or otherwise acquired by the Borrower or any Restricted Subsidiary of the Borrower or otherwise becomes a Restricted Subsidiary of the Borrower (or arising thereafter pursuant to contractual commitments entered into prior to such Person becoming a Restricted Subsidiary) or at the time of a sale, lease or other disposition of the properties and assets of such Person (or a division thereof) as an entirety or substantially as an entirety to any Restricted Subsidiary of the Borrower (or arising thereafter pursuant to contractual commitments entered into prior to such Person becoming a Restricted Subsidiary) and is assumed by such Subsidiary, other than any increase in the amount of such Indebtedness (including any increase in the amount of such Indebtedness arising pursuant to contractual commitments entered into prior to such acquisition) incurred in contemplation thereof;
(c)    Indebtedness owed to the Borrower or any Restricted Subsidiary;
(d)    Indebtedness created, incurred, issued, assumed or Guaranteed to pay or finance the payment of all or any part of the purchase price or the cost of development, operation, construction, alteration, repair or improvement of property, assets or equipment acquired or developed, operated, constructed, altered, repaired or improved by a Restricted Subsidiary, and any related transactional fees, costs and expenses, provided such Indebtedness is created, incurred, issued, assumed or Guaranteed within 18 months (or in the case of any Indebtedness supported by an export credit agency, 24 months) after the later of (i) the acquisition or the completion of any such development, operation, construction, alteration, repair or improvement of such property, assets or equipment, whichever is later, or (ii) the placing into commercial operation of such property after the acquisition or completion of any such development, operation, construction, alteration, repair or improvement (or, in each case, is incurred pursuant to firm commitment financing arrangements obtained within such period), and, provided further, that the outstanding amount of such Indebtedness , without duplication, does not exceed 100% of the fair value of the property or equipment acquired or developed, operated, constructed, altered, repaired or improved at the time such Indebtedness is incurred;

(e)    Indebtedness permitted to be secured by Liens permitted by clauses (5) or (6) of the definition of Permitted Lien (whether or not such Indebtedness is in fact secured by such Liens) and any Guarantees thereof;
(f)    any extension, renewal, substitution, replacement, refinancing or refunding of Indebtedness that was permitted pursuant to Section 6.1(a), (b), (c), or (d) at the time such Indebtedness was created or incurred; provided that (1) any Indebtedness incurred to so extend, renew, substitute, replace, refinance or refund shall be incurred within 12 months of the maturity, retirement or other repayment or prepayment (including any such repayment pursuant to amortization obligations with respect to such Indebtedness), (2) the outstanding amount of the Indebtedness incurred to so extend, renew, substitute, replace, refinance or refund shall not exceed the outstanding amount of Indebtedness being extended, renewed, substituted, replaced, refinanced or refunded plus any premiums or fees (including tender premiums) or other reasonable amounts payable, plus the amount of fees, expenses and other costs incurred, in connection with any such extension, renewal, substitution, replacement, refinancing or refunding, (3) if the Indebtedness being extended, renewed, substituted, replaced, refinanced or refunded was secured by a Lien on Property, the Indebtedness incurred to so extend, renew, substitute, replace, refinance or refund may be secured by such Property, and (4) if the Indebtedness being extended, renewed, substituted, replaced, refinanced or refunded was not secured by a Lien on Property, the Indebtedness incurred to so extend, renew, substitute, replace, refinance or refund shall not be secured by Property; and
(g)    other Indebtedness; provided that the aggregate principal amount of Indebtedness outstanding at any one time pursuant to this clause shall not exceed the sum of (i) the greater of (x) $5,600,000,000 and (y) 15% of Consolidated Net Tangible Assets of the Borrower for the Measurement Period immediately preceding the date of such incurrence minus (ii) the aggregate principal amount of Indebtedness of the Borrower that is secured by a Lien under Section 6.2(b);
For purposes of this Section 6.1, in the event that any Indebtedness meets the criteria of more exceptions in this Section 6.1, the Borrower, in its sole discretion, will classify, and may reclassify, such Indebtedness and such Indebtedness may be divided and classified and reclassified into more than one of the exceptions in this Section 6.1 described above. In addition, for purposes of calculating compliance with this Section 6.1, in no event will the amount of any Indebtedness (including any Guarantees of such Indebtedness) be required to be included more than once despite the fact more than one Person is or becomes liable with respect to any related Indebtedness and despite the fact that such Indebtedness is secured by the assets of more than one Person (for example, and for avoidance of doubt, in the case where more than one Restricted Subsidiary incurs Indebtedness, Guarantees or otherwise becomes liable for such Indebtedness, or in the case where there are Liens on the assets of one or more of the Borrower and its Restricted Subsidiaries securing such Indebtedness or one or more Guarantees thereof permitted under this Section 6.1, the amount of such Indebtedness shall only be included once for purposes of such calculations).

6.2.    Limitation on Liens. The Borrower will not, and will not permit any of its Restricted Subsidiaries, to create or incur any Lien on Property, whether now owned or hereafter acquired, in order to secure any Indebtedness, other than:
(a)    Permitted Liens; and
(b)    Liens securing Indebtedness of the Restricted Subsidiaries permitted by Section 6.1(g) and Indebtedness of the Borrower; provided that the aggregate principal amount of Indebtedness that is secured pursuant to this Section 6.2(b) shall not exceed the greater of (x) $5,600,000,000 and (y) 15% of Consolidated Net Tangible Assets of the Borrower for the Measurement Period immediately preceding the date of such incurrence; provided that, for the avoidance of doubt, any Liens will be excluded from this clause (b) to the extent the Lien relating thereto is included in clause (a) of this Section 6.2.
For purposes of this Section 6.2, (1) the creation of a Lien to secure Indebtedness which existed prior to the creation of such Lien will be deemed to involve Indebtedness in an amount equal to the lesser of (x) the fair value (as determined in good faith by the Borrower) of the asset subjected to such Lien and (y) the principal amount secured by such Lien, and (2) in the event that a Lien meets the criteria of more than one of the types of exceptions in this Section 6.2, the Borrower, in its sole discretion, will classify, and may reclassify, such Lien and such Lien may be divided and classified and reclassified into more than one of the exceptions in this Section 6.2.
6.3.    Merger, Consolidation, or Sale of Assets.
(a)    The Borrower may not consolidate with or merge with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the properties, rights and assets of the Borrower and its Restricted Subsidiaries, taken as a whole, to any Person, in a single transaction or in a series of related transactions, unless:
(1)    either (i) the Person formed by or surviving such consolidation or merger is the Borrower or (ii) the Person (if other than the Borrower) formed by such consolidation or into which the Borrower is merged or the Person which acquires by conveyance or transfer, or which leases, all or substantially all of the properties, rights and assets of the Borrower (the “Successor Company”), is an entity organized under the laws of the United States of America, any State thereof or the District of Columbia; provided that such Successor Company shall provide such information reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” rules and regulations;
(2)    in any such transaction in which there is a Successor Company, the Successor Company expressly assumes the Obligations pursuant to joinder agreements or other documents reasonably satisfactory to the Administrative Agent; and

(3)    immediately after giving effect to the transaction, no Event of Default and no Default shall have occurred and be continuing.
This Section 6.3 shall not apply to a merger of the Borrower with an Affiliate solely for the purpose of reincorporating the Borrower in another jurisdiction in the United States of America, any State thereof or the District of Columbia.Section 6.3

(b)    Upon any consolidation of the Borrower with, or merger of the Borrower into, any other Person or any sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all the properties, rights and assets of the Borrower to a Successor Company in accordance with the conditions described in Section 6.3(a), the Successor Company shall succeed to and be substituted for, and may exercise every right and power of, the Borrower under this Agreement with the same effect as if such Successor Company had been named as the Borrower and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Agreement.
6.4.    Limitation on Sale and Leaseback Transactions.
(a)    The Borrower will not, and will not permit any of its Restricted Subsidiaries, to enter into any sale and lease-back transaction with respect to any Property, whether now owned or hereafter acquired, unless:
(1)    such transaction was entered into prior to the Closing Date;
(2)    such transaction was for the sale and leasing back to the Borrower or a Restricted Subsidiary by the Borrower or any Restricted Subsidiary of any Property;
(3)    such transaction involves a lease of Property executed by the time of or within 18 months (or in the case of any transaction supported by the credit of an export credit agency, 24 months) after the later of (i) the acquisition or the completion of any such development, operation, construction, alteration, repair or improvement of such property, assets or equipment or (ii) the placing into commercial operation of such Property after the acquisition or completion of any such development, operation, construction, alteration, repair or improvement;
(4)    such transaction involves a lease for not more than three years (or which may be terminated by the Borrower or the applicable Restricted Subsidiary within a period of not more than three years);
(5)    the Borrower or the applicable Restricted Subsidiary would be entitled to incur Indebtedness secured by a Lien on the property to be leased in an amount equal to Attributable Debt with respect to such sale and lease-back transaction pursuant to Section 6.1 and Section 6.2; or

(6)    the Borrower or the applicable Restricted Subsidiary applies an amount equal to the net proceeds from the sale of the Property to the purchase of other Property or to the retirement, repurchase or other repayment or prepayment of the Term Loans within 365 calendar days before or after the effective date of any such sale and lease-back transaction; and
(b)    Notwithstanding the other provisions of Section 6.4(a), the Borrower and the applicable Restricted Subsidiary may enter into any sale and lease-back transaction with respect to any Property if the Borrower or the applicable Restricted Subsidiary would be entitled to incur Indebtedness secured by a Lien on the property to be leased in an amount equal to Attributable Debt with respect to such sale and lease-back transaction pursuant to Section 6.1 and Section 6.2.
6.5.    Anti-Corruption Laws and Sanctions. The Borrower will not request any Borrowing, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, business or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or in a European Union member state, or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
6.6.    Financial Covenant. The Borrower will not permit, (a) as of the last day of any fiscal quarter of the Borrower other than a Specified Fiscal Quarter, the Total Leverage Ratio to exceed 3.25 to 1.00 and (b) as of the last day of any Specified Fiscal Quarter, either of the following (i) or (ii) (at the Borrower’s sole election as to the applicability of (i) or (ii) for such Specified Fiscal Quarter (provided that (ii) shall not be elected in more than three (3) of such Specified Fiscal Quarters)): (i) the Total Net Leverage Ratio to exceed 3.25 to 1.00 or (ii) Liquidity to be less than $5,000,000,000; provided that following the consummation of a Qualified Acquisition for the four fiscal quarters of the Borrower then ended as set forth in the last Compliance Certificate delivered pursuant to Section 5.2, the Total Leverage Ratio and Total Net Leverage Ratio set forth above shall increase for each of the four fiscal quarters of the Borrower ending following the consummation of a Qualified Acquisition to 3.75 to 1.00.
Section 7_____
Events of Default
7.1.    Events of Default. Each of the following is an “Event of Default”:
(a)    failure by the Borrower to pay principal of a Term Loan when due;
(b)    failure by the Borrower to pay (i) any interest or scheduled fees due under this Agreement for five Business Days after such amount” becomes due and (ii) any other obligation due under this Agreement for ten Business Days after such amount becomes due;

(c)    failure by the Borrower to comply with Section 6.6;
(d)    failure by the Borrower or any of its Restricted Subsidiaries to perform, or breach by the Borrower or any of its Restricted Subsidiaries of, any other covenant (other than Section 5.2(d)), agreement, representation or warranty or condition in this Agreement for 30 calendar days after either the Administrative Agent or the Required Lenders have given the Borrower written notice of the breach in the manner required by this Agreement;
(e)    default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness of the Borrower or any Guarantor, whether such Indebtedness or guarantee now exists or is created after the Closing Date, if both: (a) such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or such default is with respect to another obligation under such Indebtedness and results in the holder or holders of such Indebtedness causing the payment of such Indebtedness to be accelerated and to become due prior to its stated maturity without such Indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled within a period of thirty (30) calendar days; and (b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness not so paid when due, or the maturity of which has been so accelerated, aggregates $100,000,000 or more;
(f)    the Borrower or any Significant Subsidiary, pursuant to or within the meaning of any Debtor Relief Law:
(1)    commences proceedings to be adjudicated bankrupt or insolvent;
(2)    consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking an arrangement of debt, reorganization, dissolution, winding up or relief under applicable Debtor Relief Laws;
(3)    consents to the appointment of a receiver, interim receiver, receiver and manager, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property; or
(4)    makes a general assignment for the benefit of its creditors;
(g)    a court of competent jurisdiction enters an order or decree under any Debtor Relief Law that:
(1)    is for relief against the Borrower or any Significant Subsidiary in a proceeding in which the Borrower or any Significant Subsidiary is to be adjudicated bankrupt or insolvent;
(2)    appoints a receiver, interim receiver, receiver and manager, liquidator, assignee, trustee, sequestrator or other similar official of the Borrower or any Significant Subsidiary, or for all or substantially all of the property of the Borrower or any Significant Subsidiary; or
(3)    orders the liquidation, dissolution or winding up of the Borrower or any Significant Subsidiary;
and the order or decree remains unstayed and in effect for 60 consecutive days;
provided that, in the cases of the foregoing clauses (f) and (g), (i) such event or circumstance is either (x) a voluntary proceeding or results therefrom or (y) under or pursuant to the laws of such Person’s jurisdiction of incorporation or organization or the jurisdiction in which its head office is located or the laws of the jurisdictions in which all or substantially all its assets are located, and (ii) in no event shall any such event or circumstance constitute an Event of Default if such event or circumstance is a result of a bankruptcy, insolvency, reorganization or other similar proceeding with respect such Person or its assets or business that was ongoing or in process at the time such Person became a Subsidiary of the Borrower (including any alternate proceedings) or other such proceedings that are in the nature of either a continuation or extension thereof;
(h)    An ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect; and
(i)    any Change of Control shall occur.
In the case of an Event of Default, then, and in every such event (other than an event with respect to the Borrower described in clause (f) or (g) of this Section), and at any time thereafter during the continuance of such event, the Administrative Agent may take any and all of the following actions: (A) [reserved], and (B) at the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower (i) declare the Term Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Term Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and (ii) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents and applicable law. In case of any event with respect to the Borrower described in clause (f) or (g) of this Section, any outstanding Term Commitments shall automatically terminate and the principal of the Term Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.
In the event of a declaration of acceleration of the Term Loans because an Event of Default described in Section 7.1(e) has occurred and is continuing, the declaration of acceleration of the Term Loans shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to Section 7.1(e) shall be remedied or cured, or waived by the holders of the Indebtedness or the Indebtedness that gave rise to such Event of Default shall have been discharged in full, within thirty (30) calendar days after declaration of acceleration with respect thereto, and if (1) the annulment of the acceleration of the Term Loans would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium or interest on the Term Loans that became due solely because of the acceleration of the Term Loans, have been cured or waived.
Section 8_____
The Agents
8.1.    Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Each Lender hereby irrevocably designates and appoints the Sustainability Structuring Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Sustainability Structuring Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Sustainability Structuring Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, none of the Administrative Agent and the Sustainability Structuring Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent or the Sustainability Structuring Agent.
8.2.    Delegation of Duties. Each of the Administrative Agent and the Sustainability Structuring Agent may execute any of their duties under this Agreement and the other Loan Documents by or through agents or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. None of the Administrative Agent and the Sustainability Structuring Agent shall be responsible for the negligence or misconduct of any agents or attorneys in fact selected by it with reasonable care.
8.3.    Exculpatory Provisions. “Use of the term “agent” in the Agreement or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent or Sustainability Structuring Agent does not connote (and is not intended to connote), any fiduciary or other implied (or express) obligation arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between the contracting parties. The Administrative Agent and Sustainability Structuring Agent shall not have any duty to take any discretionary action or exercise any discretionary power, except discretionary rights and powers expressly contemplated by the Agreement that the Administrative Agent and Sustainability Structuring Agent are required to exercise and only so long as so directed in writing to take such discretionary action by the “Required Lenders” provided, however, that the Administrative Agent and Sustainability Structuring Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent or Sustainability Structuring Agent to liability or that is contrary to any Loan Document or Applicable Law, including, for the avoidance of doubt, any action that may be in violation of the automatic stay or that may effect a forfeiture, modification or termination of a property interest in violation of any applicable bankruptcy/insolvency laws and the Administrative Agent and Sustainability Structuring Agent shall in all cases be fully justified in failing or refusing to act under the Agreement or any other Loan Document unless it first receives further assurances of its indemnification from the Lenders that the Administrative Agent and Sustainability Structuring Agent reasonably believe it may require, including prepayment of any related expenses and any other protection it requires against any and all costs, expenses and liabilities it may incur in taking or continuing to take any such discretionary action at the direction of the Required Lenders. The Administrative Agent and Sustainability Structuring Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, except as expressly set forth in the Agreement and in the other Loan Documents, any information relating to the borrower or any of its affiliates that is communicated to or obtained by the Administrative Agent, Sustainability Structuring Agent, or any of their affiliates in any capacity. The Administrative Agent and Sustainability Structuring Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with the Loan Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any covenant, agreement or other term or condition set forth herein or therein or the occurrence of any default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any conditions precedent set forth in the Loan Agreement, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or Sustainability Structuring Agent.
8.4.    Reliance by the Administrative Agent. The Administrative Agent and Sustainability Structuring Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, email message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts reasonably selected by the Administrative Agent and Sustainability Structuring Agent. The Administrative Agent and Sustainability Structuring Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless the Administrative Agent and Sustainability Structuring Agent shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all

Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. In determining compliance with any condition to the making of a loan, or the issuance, extension, renewal or increase of a Letter of Credit, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent receives notice to the contrary from such Lender prior to the making of such loan or the issuance of such Letter of Credit. The Administrative Agent and Sustainability Structuring Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement or any other Loan Document, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Term Loans. The Administrative Agent and Sustainability Structuring Agent shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
8.5.    Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless it has received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, it shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement or any other Loan Document, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as the Administrative Agent shall deem advisable in the best interests of the Lenders. The Administrative Agent shall not be obligated to follow any direction by Required Lenders if the Administrative Agent reasonably determines that such direction is in conflict with any provisions of any applicable law, and the Administrative Agent shall not, under any circumstances, be liable to any Lenders, the Borrower or any other person or entity for following the direction of Required Lenders. At all times, if the Administrative Agent acting at the direction of the Required Lenders advises the Lenders that it wishes to proceed in good faith with respect to any enforcement action, each of the Lenders will cooperate in good faith with respect to such enforcement action.
8.6.    Non-Reliance on the Agent and Other Lenders. Each Lender expressly acknowledges that neither the Agent, the Sustainability Structuring Agent, nor any of their respective officers, directors, employees, agents, attorneys in fact or affiliates have made any representations or warranties to it and that no act by any Agent or the Sustainability Structuring Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent or the Sustainability Structuring Agent to any Lender. Each Lender represents to the Agent and Sustainability Structuring Agent that it has, independently and without reliance upon any Agent or the Sustainability Structuring Agent, any other Lender and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Term Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent, the Sustainability Structuring Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent or the Sustainability Structuring Agent hereunder, the Administrative Agent and Sustainability Structuring Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent, the Sustainability Structuring Agent, or any of their officers, directors, employees, agents, attorneys in fact or affiliates.
It is understood and agreed that the Administrative Agent and the Sustainability Structuring Agent make no assurances as to (i) whether this Agreement meets any Loan Party or Lender criteria or expectations with regard to environmental impact and sustainability performance, or (ii) whether the characteristics of the relevant sustainability performance targets and/or key performance indicators included in the Agreement, including any environmental and sustainability criteria or any computation methodology with respect thereto, meet any industry standards for sustainability-linked credit facilities. It is further understood and agreed that neither the Administrative Agent nor the Sustainability Structuring Agent shall have any responsibility for (or liability in respect of) reviewing, auditing or otherwise evaluating any calculation by any Loan Party of (i) the relevant sustainability performance targets and/or key performance indicators or (ii) any Sustainability Adjustment (or any of the data or computations that are part of or related to any such calculation) set forth in any Sustainability Pricing Certificate (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry, when implementing any such pricing adjustment).
8.7.    Indemnification. To the extent the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Sustainability Structuring Agent or any other agent under Section 9.5, the Lenders severally agree to indemnify the Agent in their capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Term Percentage in effect on the date on which indemnification is sought under this Section 8.7 (or, if indemnification is sought after the date upon which the Term Commitments shall have terminated and the Term Loans shall have been paid in full, ratably in accordance with such Term Percentage immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Term Loans) be imposed on, incurred by or asserted against such Agent, in any way relating to or arising out of, the Term Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent’s, gross negligence or willful misconduct. The agreements in this Section 8.7 shall survive the payment of the Term Loans and all other amounts payable hereunder.
8.8.    Agent and Sustainability Structuring Agent in Their Individual Capacity. Each Agent, the Sustainability Structuring Agent and their affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent or Sustainability Structuring Agent, as applicable, were not an Agent or Sustainability Structuring Agent, as applicable. With respect to its Term Loans made or renewed by it, each Agent and the Sustainability Structuring Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent or the Sustainability Structuring Agent, as applicable, and the terms “Lender” and “Lenders” shall include each Agent or the Sustainability Structuring Agent in their individual capacity.
8.9.    Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days’ notice to the Lenders and any Loan Party. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as an Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Term Loans. If no successor agent has accepted appointment as an Administrative Agent by the date that is ten (10) days following the retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After the retiring Administrative Agent’s resignation, the provisions of this Section 8 and Section 9.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.
8.10.    Successor Sustainability Structuring Agent. The Sustainability Structuring Agent may resign as Sustainability Structuring Agent upon 30 days’ notice to the

Lenders and any Loan Party. If the Sustainability Structuring Agent shall resign as Sustainability Structuring Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Sustainability Structuring Agent, and the term “Sustainability Structuring Agent” shall mean such successor agent effective upon such appointment and approval, and the former Sustainability Structuring Agent’s rights, powers and duties as an Sustainability Structuring Agent shall be terminated, without any other or further act or deed on the part of such former Sustainability Structuring Agent or any of the parties to this Agreement or any holders of the Term Loans. If no successor agent has accepted appointment as an Sustainability Structuring Agent by the date that is ten (10) days following the retiring Sustainability Structuring Agent’s notice of resignation, the retiring Sustainability Structuring Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Sustainability Structuring Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After the retiring Sustainability Structuring Agent’s resignation, the provisions of this Section 8 and Section 9.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Sustainability Structuring Agent under this Agreement and the other Loan Documents.
8.11.    Payments.
(a)    If the Administrative Agent notifies a Lender or any Person who has received funds on behalf of a Lender (any such Lender or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent, and such Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)    Without limiting immediately preceding clause (a), each Payment Recipient hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment (a “Payment Notice”), (y) that was not preceded or accompanied by a Payment Notice, or (z) that such Payment Recipient otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:
(i)    an error may have been made (in the case of immediately preceding clauses (x) or (y)) or an error has been made (in the case of immediately preceding clause (z)) with respect to such payment, prepayment or repayment; and
(ii)    such Payment Recipient shall promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, pre-payment or repayment, the details thereof and that it is so notifying the Administrative pursuant to this Section 8.11(b).
(c)    Each Lender hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.
(d)    In the event an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s request to such Lender or Issuing Lender at any time, (i) such Lender shall be deemed to have assigned its Term Loans (but not its Term Commitments) with respect to which such Erroneous Payment was made in an amount equal to the Erroneous Payment Return Deficiency (such assignment of the Term Loans (but not Term Commitments), the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Acceptance (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an approved electronic platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Term Loans to the Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment and (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Term Commitments which shall survive as to such assigning Lender. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Term Commitments of any Lender and such Term Commitments shall remain available in accordance with the terms of this Agreement.
(e)    The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party used to make such Erroneous Payment.
(f)    To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine
(g)    Each party’s obligations, agreements and waivers under this Section 8.11 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Term Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.
8.12.    Other Terms.
(a)    The Administrative Agent and Sustainability Structuring Agent shall be entitled to take any action or refuse to take any action which the Administrative Agent or Sustainability Structuring Agent regards as necessary for the Administrative Agent or Sustainability Structuring Agent to comply with any applicable law, regulation or court order.
(b)    Notwithstanding anything to the contrary set forth herein, each reference to any discretion of the Administrative Agent or Sustainability Structuring Agent herein or to any action that is required to be satisfactory to any Administrative Agent or the Sustainability Structuring Agent or determined by any Administrative Agent or Sustainability Structuring Agent, shall be deemed to refer to the Administrative Agent or Sustainability Structuring Agent taking direction from the Lenders or the Required Lenders with respect to such discretion or approval, as applicable.
8.13.    Enforcement by the Administrative Agent. All rights of action under this Agreement and under the Notes hereunder may be enforced by the Administrative Agent and any suit or proceeding instituted by the Administrative Agent in furtherance of such enforcement shall be brought in its name as Administrative Agent without the necessity of joining as plaintiffs or defendants any other Lenders, and the recovery of any judgment shall be for the benefit of Lenders subject to the expenses of the Administrative Agent.
8.14.    Withholding Tax. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Non-Excluded Taxes or Other Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Non-Excluded Taxes or Other Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.6(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this Section 8.14. The agreements in this Section 8.14 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of this Agreement and the repayment, satisfaction or discharge of all other Obligations.
8.15.    Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Sustainability Structuring Agent and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Term Loans, the Term Commitments, or this Agreement.
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Term Loans, the Term Commitments and this Agreement.

(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Term Loans, the Term Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Term Loans, the Term Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Term Loans, the Term Commitments and this Agreement, or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Administrative Agent and Sustainability Structuring Agent, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent and Sustainability Structuring Agent are not fiduciaries with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Term Loans, the Term Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
Section 9_____
Miscellaneous
9.1.    Amendments and Waivers.
(a)    Subject to Section 2.25(f), none of this Agreement, any Note, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 9.1. The Required Lenders and each Loan Party party to the relevant Loan Documents may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (I) enter into written amendments, supplements or modifications hereto or to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (II) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of

Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (A)(i) forgive the principal amount or extend the final scheduled date of maturity of any Term Loan, (ii) reduce the stated rate of any interest or fee payable hereunder (including, for the avoidance of doubt, the Sustainability Margin Adjustment) (except in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Required Lenders)) or extend the scheduled date of any payment thereof, (iii) increase the amount or extend the expiration date of any Lender’s Term Commitment (it being understood that a waiver of any Event of Default or Default shall not be deemed to be an increase in the amount of or extension of the expiration date of any Lender’s Term Commitments), (iv) release all or substantially all of the Guarantors (except as expressly permitted by the Loan Documents, including in accordance with Section 9.14) or (v) amend, modify or waive any provision of Section 9.7(a), in each case without the written consent of each Lender directly affected thereby, (B) without the consent of all the Lenders, (i) amend, modify or waive any provision of this Section 9.1(a) or any other provision of any Section hereof expressly requiring the consent of all the Lenders (except, in either case, for technical amendments with respect to additional extensions of credit pursuant to this Agreement which afford protections to such additional extensions of credit of the type provided to the Term Commitments on the Closing Date), or (ii) reduce the percentage specified in or otherwise change the definition of Required Lenders (it being understood that, with the consent of the Required Lenders or as otherwise permitted hereunder, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the extensions of Term Commitments are included on the Closing Date), or (iii) change Section 2.14 in a manner that would alter the pro rata sharing of payments required thereby (other than as permitted thereby or by Section 9.1(b)), (C) amend, modify or waive any provision of Section 8 or any other provision of this Agreement or the other Loan Documents, which affects, the rights, duties or obligations of the Administrative Agent without the written consent of the Administrative Agent and (D) [reserved]; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Term Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under any other Loan Documents, and any Default or Event of Default waived shall be deemed to have not occurred or to be cured and not continuing, as the parties may agree; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Notwithstanding anything to the contrary contained in this Section 9.1, any amendment, supplement or modification related to Section 2.25, Section 5.2(d) and Schedule 1.3 (and any component definitions thereof related to sustainability provisions) shall require, in addition to the other requirements set forth in this Agreement, the consent of the Sustainability Structuring Agent.
(b)    Notwithstanding anything to the contrary contained in this Section 9.1, if the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within ten (10) Business Days following receipt of notice thereof. Notwithstanding anything to the contrary in this Agreement or the other Loan Documents, the Administrative Agent is hereby irrevocably authorized by each Lender (and each such Lender expressly consents), without any further action or the consent of any other party to any Loan Document, to make any technical amendments to the Guarantee Agreement to correct any cross-references therein to any provision of this Agreement that may be necessary in order to properly reflect the amendments made to this Agreement.
(c)    Notwithstanding anything to the contrary contained in the Loan Documents, the Term Loans of any Lender that is at the time a Defaulting Lender shall not have any voting or approval rights under the Loan Documents and shall be excluded in determining whether all Lenders, all affected Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to this Section 9.1); provided that any waiver, amendment or modification (i) requiring the consent of all Lenders or (ii) each affected Lender that affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of each Defaulting Lender.
9.2.    Notices.
(a)    All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when received, addressed as follows in the case of the Loan Parties and the Administrative Agent, and as set forth in the administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto and any future parties:
The Borrower:            Micron Technology, Inc.
8000 S. Federal Way
Boise, ID 83716-9632
Attention: General Counsel
with copies (which shall not constitute notice) to:
Wilson Sonsini Goodrich & Rosati
650 Page Mill Road
Palo Alto, CA 94304
Attention: Erik Franks
Email: [Omitted]@wsgr.com
Telecopier No.: 650-493-6811
The Administrative Agent:        Wells Fargo Bank, National Association
MAC D1109-019

1525 West W.T. Harris Blvd.
Charlotte, NC 28262
Attention: Syndication Agency Services
Facsimile Number: (888) 879-5899
Email: [Omitted]@wellsfargo.com
with copies (which shall not constitute notice) to:
Simpson Thacher & Bartlett LLP
425 Lexington Ave
New York, NY 10017
Attention: Justin M. Lungstrum
Telecopier No.: 212-455-2502
The Sustainability
Structuring Agent:            Credit Agricole Corporate and Investment Bank
1301 Avenue of the Americas
New York, NY, 10019
Attn: Fanny Charrier
Telephone: 212-261-3931
Email: [Omitted]@ca-cib.com
with copies (which shall not constitute notice) to:
Simpson Thacher & Bartlett LLP
425 Lexington Ave
New York, NY 10017
Attention: Justin M. Lungstrum
Telecopier No.: 212-455-2502
(b)    Notices and other communications to the Lenders and the Sustainability Structuring Agent hereunder may be delivered or furnished by electronic communications (including e-mail and Internet or intranet websites or other information platform) (the “Platform”) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Sections 2.2, 2.4, 2.6, 2.7(e), 2.10, 2.11, 2.12, 2.14 and 2.17 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(c)    Each of the Loan Parties understands that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution and agrees and assumes the risks associated with such electronic distribution, except to the extent caused by the willful misconduct or gross negligence of the Administrative Agent or Sustainability Structuring Agent, as determined by a final, non-appealable judgment of a court of competent jurisdiction.
(d)    The Platform and any Approved Electronic Communications are provided “as is” and “as available”. None of the Agent or any of their respective officers, directors, employees, agents, advisors or representatives warrant the accuracy, adequacy, or completeness of the Approved Electronic Communications or the Platform and each expressly disclaims liability for errors or omissions in the Platform and the Approved Electronic Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects is made by any of the Agent or the Sustainability Structuring Agent or any of their respective officers, directors, employees, agents, advisors or representatives in connection with the Platform or the Approved Electronic Communications. In no event shall the Agent or the Sustainability Structuring Agent have any liability to the Borrower, any Lender, Issue or any other person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s Transmission of Communications through the internet or the approved electronic platform except where such liabilities result from the Agent or Sustainability Structuring Agent’ bad faith, willful misconduct, gross negligence or material breach as determined in a final, nonappealable judgment by a court of competent jurisdiction.
(e)    Each of the Loan Parties, the Lenders, and the Agent agree that Administrative Agent may, but shall not be obligated to, store any Approved Electronic Communications on the Platform in accordance with the Administrative Agent’s customary document retention procedures and policies.
9.3.    No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
9.4.    Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Term Loans and the other extensions of credit hereunder.
9.5.    Payment of Expenses. The Borrower agrees (a) to pay or reimburse each of the Administrative Agent and the Sustainability Structuring Agent for all its reasonable out-of-pocket costs and expenses reasonably incurred in connection with (i) the development, negotiation, preparation, execution and delivery of this Agreement, the Notes and any other documents prepared in connection herewith or therewith, including any amendment, supplement or modification to any of the foregoing and (ii) the consummation and administration of the transactions contemplated hereby and thereby, and the reasonable fees and disbursements of one counsel to the Administrative Agent, the Sustainability Structuring Agent and the Arrangers, taken as a whole (and to the extent necessary, one local counsel in each relevant jurisdiction for all such entities, taken as a whole and, solely in the case of an actual or potential conflict of interest, one additional local counsel in each relevant jurisdiction to the affected entities similarly situated, taken as a whole), and security interest filing and recording fees and expenses, (b) to pay or reimburse the Administrative Agent, the Sustainability Structuring Agent, each Lender for all its reasonable costs and expenses reasonably incurred in connection with the enforcement or preservation of any rights under this Agreement, the Notes, the other Loan Documents and any such other documents following the occurrence and during the continuance of an Event of Default, including without limitation, the reasonable fees and disbursements of one counsel to the Administrative Agent, the Sustainability Structuring Agent and the Lenders and each of their respective affiliates, taken as a whole (other than during an Event of Default, in which case, the Administrative Agent shall be entitled to its own counsel separate from the Sustainability Structuring Agent, the Lenders) (and, to the extent reasonably necessary, one local counsel in each relevant jurisdiction for all such entities, taken as a whole, and, solely in the case of an actual or potential conflict of interest, one additional local counsel in each relevant jurisdiction to the affected entities similarly situated, taken as a whole, and (c) to pay, and indemnify and hold harmless each Lender, each Arranger, the Sustainability Structuring Agent, the Administrative Agent and each of their respective Affiliates, directors, officers, employees, representatives, partners, advisors and agents (each, an “Indemnitee”) from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance, preservation of rights and administration of this Agreement, the Notes, the other Loan Documents or the use of the proceeds of the Term Loans or any of the foregoing in connection with (i) the violation of, noncompliance with or liability under, any Environmental Law (including environmental claims and liabilities), (ii) consummation of the transactions contemplated thereby; or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower, and regardless of whether any Indemnitee is a party thereto and the reasonable fees and expenses of one legal counsel for the Indemnitees taken as a whole in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing in this clause (c), collectively, the “indemnified liabilities”), provided that the Borrower shall have no obligation hereunder to any Indemnitee with respect to indemnified liabilities to the extent determined by the final non-appealable judgment of a court of competent jurisdiction to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee or any of such Indemnitee’s Related Persons; provided, further, that the Borrower shall in no event be responsible for consequential, indirect, special or punitive damages to any Indemnitee pursuant to this Section 9.5 except such consequential, indirect, special or punitive damages required to be paid by such Indemnitee in respect of any indemnified liabilities. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. To the extent permitted by applicable law, no party to this agreement shall assert, and each Loan Party hereby waives, on behalf of itself and its Subsidiaries, any claim against any Indemnitee and its affiliates, directors, officers, employees, attorneys, representatives, agents or sub-agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Term Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and the each Loan Party hereby waives, releases and agrees, on behalf of itself and each of its respective Subsidiaries, not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. No Indemnitee referred to in clause above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with the Agreement or the other Loan Documents or the transactions contemplated thereby. All amounts due under this Section 9.5 shall be payable not later than 10 days after written demand therefor. The agreements in this Section shall survive the termination of this Agreement and repayment of the Term Loans and all other amounts payable hereunder. This Section 9.5 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
9.6.    Successors and Assigns; Participations.
(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted, except that (i) unless otherwise permitted by Section 6.3 hereof, the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.

(b)    (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Term Commitments and the Term Loans at the time owing to it) with the prior written consent of:
(A)    the Borrower (such consent not to be unreasonably withheld, delayed or conditioned), provided that no consent of the Borrower shall be required for an assignment to a Lender, a depository institution affiliate of a Lender having access to discount window credit of the Federal Reserve (as defined below) or, if an Event of Default under Section 7.1(a) or (b) has occurred and is continuing, any other Person;
(B)    the Administrative Agent (such consent not to be unreasonably withheld, delayed or conditioned), provided that no consent of the Administrative Agent shall be required for an assignment to a Lender, an affiliate of a Lender or an Approved Fund; and
(ii)    Assignments shall be subject to the following additional conditions:
(A)    except in the case of an assignment to a Lender, an affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Term Commitments or Term Loans, the amount of the Term Commitments or Term Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that (1) no such consent of the Borrower shall be required if an Event of Default under Section 7.1(a) or (b) has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its affiliates or Approved Funds, if any;
(B)    (1) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 (although the Borrower shall not be responsible for the payment of the recordation fee unless the Borrower has chosen to replace a Lender pursuant to Section 2.22) and (2) the assigning Lender shall have paid in full any amounts owing by it to the Administrative Agent;
(C)    the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its Affiliates and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including federal and state securities laws; and
(D)    none of the Loan Parties, their respective Affiliates, any natural person or a Defaulting Lender shall be an Assignee hereunder.

For the purposes of this Section 9.6, “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an affiliate of a Lender or (c) an entity or an affiliate of an entity that administers or manages a Lender.
(iii)    Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Acceptance the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.5 for the period of time in which it was a Lender hereunder. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.
(iv)    The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Term Commitments of, and principal amount (and interest amounts) of the Term Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive (absent manifest error), and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. Any assignment shall be effective only upon appropriate entries with respect thereto being made in the Register.
(v)    Upon its receipt of an Assignment and Acceptance (executed via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually)), by a transferor Lender and an Assignee, as the case may be (and, in the case of an Assignee that is not then a Lender, by the Administrative Agent and the Borrower to the extent required under this Section 9.6), together with payment to the Administrative Agent by the transferor Lender or the Assignee of a recordation and processing fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance, (ii) on the effective date of such transfer determined pursuant thereto record the information contained therein in the Register and (iii) give notice of such acceptance and recordation to the transferor Lender, the Assignee and the Borrower.
(c)    Any Lender may, without the consent of or notice to the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Term Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (D) none of the Loan Parties, their respective Affiliates, any natural person or a Defaulting Lender shall be a Participant hereunder. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and any other Loan Document or to otherwise exercise its voting righting rights under this Agreement and any other Loan Document; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of Section 9.1(a) and (2) directly affects such Participant. Subject to paragraph (c)(i) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations of such sections and Sections 2.18 and 2.22 and it being understood that the documentation required under Section 2.16(e) shall be delivered solely to the participating Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.7(b) as though it were a Lender, provided such Participant shall be subject to Section 9.7(a) as though it were a Lender.
(i)    A Participant shall not be entitled to receive any greater payment under Section 2.15, 2.16 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent that any entitlement to a greater payment results from a change in any Requirement of Law arising after such Participant became a Participant.
(ii)    Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and related interest amounts) of each participant’s interest in the Term Loans or other obligations under this Agreement (the “Participant Register”). The entries in a Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. No Lender shall have any obligation to disclose all or any portion of a Participant Register to any Person (including the identity of any

Participant or any information relating to a Participant’s interest in any Term Loans) except to the extent that such disclosure is necessary to establish that such Term Loan is in registered form under Section 5f.103(c) of the United States Treasury Regulations or, if different, under Sections 871(h) or 881(c) of the Code.
(d)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.
(e)    Subject to Section 9.15, the Borrower authorizes each Lender to disclose to any Transferee and any prospective Transferee (in each case which agrees to comply with the provisions of Section 9.15 or confidentiality requirements no less restrictive on such prospective transferee than those set forth in Section 9.15) any and all financial information in such Lender’s possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or any other Loan Document or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender’s credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.
9.7.    Adjustments; Setoff.
(a)    Except to the extent that this Agreement, any other Loan Document or a court order expressly provides or permits for payments to be allocated to a particular Lender or to the Lenders, if any Lender (a “Benefited Lender”) shall receive any payment of all or part of the Obligations owing to it (other than in connection with an assignment or participation made pursuant to Section 9.6), or receive any collateral in respect thereof (whether voluntarily or involuntarily, by setoff or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.
(b)    In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, unless otherwise agreed in writing by such Lender with the Borrower, without notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any Obligations becoming due and payable by the Borrower (whether at the stated maturity, by acceleration or otherwise), to apply to the payment of such Obligations, by setoff or otherwise, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender, any affiliate thereof or any of their respective branches or agencies to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such application made by such Lender, provided that the failure to give such notice shall not affect the validity of such application.
9.8.    Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof. The words “execution”, “signed”, “signature” and words of like import in this Agreement or in any other Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act.
9.9.    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
9.10.    Integration. This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.
9.11.    GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
9.12.    Submission To Jurisdiction; Waivers.
(a)    Subject to clause (b)(iii) of this Section 9.12, each party hereto hereby irrevocably and unconditionally submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof, in each case that are located in the Borough of Manhattan, the City of New York;
(b)    The Borrower hereby irrevocably and unconditionally:
(i)    agrees that any such action or proceeding shall be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
(ii)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;
(iii)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right of any Agent, any Arranger or any Lender to sue in any other jurisdiction; and
(iv)    waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.
9.13.    Acknowledgements. The Borrower hereby acknowledges that:
(a)    it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;
(b)    notwithstanding the provisions of this Agreement or any of the other Loan Documents, the Arrangers, Syndication Agent and Documentation Agents shall have no powers, duties, responsibilities or liabilities with respect to this Agreement and the other Loan Documents;
(c)    the Agent, the Arrangers, the Syndication Agent, the Documentation Agents, the Lenders and their Affiliates may have economic interests that conflict with those of the Borrower; and
(d)    no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders
9.14.    Guarantors; Release of Guarantors.
(a)    The Borrower may, at any time after the Closing Date, upon prior written notice to the Administrative Agent, cause any of its Subsidiaries to become a Guarantor by causing such Subsidiary to execute and deliver to the Administrative Agent a Subsidiary Guaranty, with respect to such Subsidiary, all in form and substance reasonably satisfactory to the Administrative Agent.

(b)    Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (and each such Lender hereby expressly consents) (without requirement of notice to or consent of any Lender except as expressly required by Section 9.1(a)), and the Administrative Agent hereby agrees with the Borrower, to take any action reasonably requested by the Borrower to effect the release of any Guarantor from its guarantee obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 9.1(a), including, in each case and without limitation, any sale, transfer or other disposition of any Guarantor (other than to the Borrower or another Guarantor), and (ii) under the circumstances described in paragraph (c) below (and, upon the consummation of any such transaction in preceding clause (i) or (ii), such Guarantor shall be released from its obligations hereunder).
(c)    Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Lenders hereby agree, and the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender) to take any action required by the Borrower having the effect of releasing a Guarantor from its guarantee obligations hereunder if (i) all or substantially all of the assets of such Guarantor have been sold or otherwise disposed of (including by way of merger or consolidation) to a Person that is not a Borrower or a Guarantor or (ii) such Guarantor has been liquidated or dissolved.
(d)    The Guarantee of the Obligations by any Guarantor will terminate upon:
(i)    a sale or other disposition (including by way of consolidation or merger) of the Capital Stock of such Guarantor such that such Guarantor is no longer a Restricted Subsidiary of the Borrower; and
(ii)    if such Guarantor was not required to Guarantee the Obligations, but did so at its option, the request by such Guarantor of release at any time; provided that after giving effect to such release the Borrower would be in compliance with the covenant set forth in Section 6.1.
The Administrative Agent will execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Guarantee pursuant to the foregoing.
9.15.    Confidentiality. Each Agent, each Arranger and each Lender agrees to keep confidential all non-public information provided to it by any Loan Party, the Administrative Agent or any Lender pursuant to or in connection with this Agreement; provided that nothing herein shall prevent any Agent, any Arranger, any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any affiliate thereof (so long as such affiliate agrees to be bound by the provisions of this Section 9.15), (b) subject to an agreement to comply with provisions no less restrictive than this Section 9.15, or to any actual or prospective Transferee (or any professional advisor to such counterparty), (c) to its employees, directors, officers, agents, attorneys, accountants, partners and other professional advisors (including insurance brokers) or those of any of its affiliates, (d) upon the request or demand, or in accordance with the requirements (including reporting requirements), of any Governmental Authority having jurisdiction over such Lender, provided that to the extent permitted by law, such Lender shall promptly notify the applicable Loan Party of such disclosure (except with respect to any audit or examination conducted by bank accountants or any governmental bank authority exercising examination or regulatory authority), in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law or other legal process, provided that to the extent permitted by law, such Lender shall promptly notify the applicable Loan Party of such disclosure (except with respect to any audit or examination conducted by bank accountants or any governmental bank authority exercising examination or regulatory authority), (e) if requested or required to do so in connection with any litigation or similar proceeding; provided that to the extent permitted by law, such Lender shall promptly notify the applicable Loan Party of such disclosure, (f) to the extent such information has been independently developed by such Lender or that has been publicly disclosed other than in breach of this Agreement, (g) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, (h) in connection with the exercise of any remedy hereunder or under any other Loan Document and (i) any other disclosure with the written consent of the Borrower.
Each Lender acknowledges that all information, including requests for waivers and amendments, furnished by the Borrower or the Administrative Agent pursuant to, or in the course of administering this Agreement or the other Loan Documents, will be syndicate-level information, which may (except as provided in the following paragraph) contain material non-public information concerning the Borrower and its Affiliates and their related parties or their respective securities. Accordingly, each Lender confirms to the Borrower and the Administrative Agent that (i) it has developed compliance procedures regarding the use of material non-public information, (ii) it has identified in its administrative questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including federal and state securities laws and (iii) it will handle such material non-public information in accordance with those procedures and applicable law, including federal and state securities laws.
The Borrower acknowledges that certain of the Lenders may be “public-side” Lenders (Lenders that do not wish to receive material non-public information with respect to the Borrower, its subsidiaries or their securities) (each, a “Public Lender”) and, if documents required to be delivered pursuant to Section 5.1 or 5.2 or otherwise are being distributed through the Platform, the Borrower agrees to designate those documents or other information that are suitable for delivery to the Public Lenders as such. Any document that the Borrower has indicated contains non-public information shall not be posted on that portion of the Platform designated for such Public Lenders. If the Borrower has not indicated whether a document delivered pursuant to Section 5.1 or 5.2 contains non-public information, the Administrative Agent reserves the right to post such document or notice solely on that portion of the Platform designated for Lenders who wish to receive material nonpublic information with respect to the Borrower, its Subsidiaries and their securities. The Borrower acknowledges and agrees that copies of the Loan Documents may be distributed to Public Lenders (unless the Borrower promptly notifies the Administrative Agent that any such document contains material non-public information with respect to the Borrower or its securities).
9.16.    WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT, THE SUSTAINABILITY STRUCTURING AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.
9.17.    Patriot Act. Each Lender that is subject to the requirements of the Patriot Act hereby notifies each Loan Party that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the Patriot Act. The Borrower shall, and shall cause each of its Subsidiaries to, provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by each Lender and the Administrative Agent to maintain compliance with the Patriot Act.
9.18.    No Fiduciary Duty. Each Agent, each Lender, the Arrangers, the Syndication Agent, the Documentation Agents and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”) may have economic interests that conflict with those of the Borrower, its stockholders and/or its affiliates. The Borrower agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and the Borrower, its stockholders or its affiliates, on the other. The Borrower acknowledges and agrees that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Borrower, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of the Borrower, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise the Borrower, its stockholders or its affiliates on other matters) or any other obligation to the Borrower except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of the Borrower, its management, stockholders, creditors or any other Person. The Borrower acknowledges and agrees that the Borrower has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. The Borrower agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Borrower, in connection with such transaction or the process leading thereto. None of the Arrangers, Syndication Agent and Documentation Agents identified on the cover page or signature pages of this Agreement shall have any rights, powers, obligations, liabilities, responsibilities or duties under this Agreement or any of the other

Loan Documents, except in its capacity, as applicable, as a Lender hereunder. Without limiting any other provision of this Article, none of such Arrangers, Syndication Agent and Documentation Agents in their respective capacities as such shall have or be deemed to have any fiduciary relationship with any Lender, the Administrative Agent or any other Person by reason of this Agreement or any other Loan Document.
9.19.    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-in Action on any such liability, including, if applicable:
(1)    a reduction in full or in part or cancellation of any such liability;
(2)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(3)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
9.20.    Interest Rate Limitations. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Term Loan, together with all Charges, shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Term Loan in accordance with applicable law, the rate of interest payable in respect of such Term Loan, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Term Loan but were not payable as a result of the operation of this Section 9.20 shall be cumulated and the interest and Charges payable to such Lender in respect of other Term Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

9.21.    Existing Credit Agreement. In connection with the termination of the Existing Credit Agreement, the Borrower’s repayment of outstanding eurodollar loans under the Existing Credit Agreement is on a day that is not the last day of an Interest Period (as defined in the Existing Credit Agreement). Each Lender that is a party to the Existing Credit Agreement hereby waives its rights to indemnification and payment under clause (c) of the first sentence of Section 2.20 of the Existing Credit Agreement.

IN WITNESS HEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and the year first written.
BORROWER: MICRON TECHNOLOGY, INC.
By:
Name:
Title:
[Signature Page to Micron Technology, Inc. Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent and a Lender
By:
Name:
Title:
[Signature Page to Micron Technology, Inc. Credit Agreement]

[●],
as a Lender
By:
Name:
Title:
[Signature Page to Micron Technology, Inc. Credit Agreement]

SCHEDULE 1.3- Sustainability Performance Thresholds
[Omitted]

EXHIBIT B

[Omitted]

EXHIBIT C

[Omitted]